================================================================================


                           STOCK PURCHASE AGREEMENT

                                     among

                              GLOBAL SPORTS, INC.,

                              DMJ FINANCIAL, INC.,

                                JAMES J. SALTER,

                            KENNETH J. FINKELSTEIN,

                                      AND

                     CERTAIN OTHER INDIVIDUALS AND ENTITIES




                                 MAY 12, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------

SECTION 1:  DEFINED TERMS.................................................   2
            -------------

SECTION 2:  SALE AND PURCHASE.............................................   6
            -----------------

      2.1   Sale and Purchase.............................................   6

SECTION 3:  PURCHASE PRICE AND OTHER PAYMENTS.............................   6
            ---------------------------------

      3.1   Purchase Price................................................   6
      3.2   Other Payments................................................   6
      3.3   Closing Date Financial Information............................   7
      3.4   Purchase Price Adjustment.....................................   9
      3.5   Currency and Method of Payment................................  13
      3.6   Global Inventory..............................................  13

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF DMJ, SALTER AND FINKELSTEIN.  14
            --------------------------------------------------------------

      4.1   Organization and Authority....................................  14
      4.2   Subsidiaries..................................................  14
      4.3   The Gen-X Stock...............................................  15
      4.4   Effect of Agreement...........................................  15
      4.5   Financial and Corporate Records...............................  16
      4.6   Compliance with Law...........................................  17
      4.7   Financial Statements..........................................  17
      4.8   Accounts Receivable...........................................  17
      4.9   Gen-X Inventory...............................................  17
      4.10  Operations Since March 31, 1998...............................  18
      4.11  Tangible Property.............................................  19
      4.12  Real Property.................................................  19
      4.13  Software and Intangibles......................................  21
      4.14  Obligations...................................................  22
      4.15  Contracts.....................................................  22
      4.16  Employees and Independent Contractors.........................  23
      4.17  Employee Benefit Plans........................................  23
      4.18  Taxes                                                           25
      4.19  Proceedings and Judgments.....................................  25
      4.20  Insurance.....................................................  26
      4.21  Questionable Payments.........................................  26
      4.22  Related Party Transactions....................................  27
      4.23  Brokerage Fees................................................  27

      4.24  Investment Matters............................................  27
      4.25  Full Disclosure...............................................  27
      4.26  Accounts Payable..............................................  28

SECTION 5:  REPRESENTATIONS AND WARRANTIES OF GLOBAL......................  28
            ----------------------------------------

      5.1   Organization and Authority....................................  28
      5.2   Subsidiaries..................................................  28
      5.3   Global Stock..................................................  28
      5.4   Effect of Agreement...........................................  29
      5.5   Compliance with Law...........................................  29
      5.6   Public Reports................................................  29
      5.7   Financial Statements..........................................  30
      5.8   Taxes.........................................................  30
      5.9   Proceedings and Judgments.....................................  30
      5.10  Brokerage Fees................................................  30
      5.11  Full Disclosure...............................................  31
      5.12  Investment Canada Act.........................................  31

SECTION 6:  REPRESENTATIONS AND WARRANTIES OF THE MINORITY SHAREHOLDERS....  31
            -----------------------------------------------------------

      6.1   Stock Ownership and Authority.................................  31
      6.2   Effect of Agreement...........................................  31
      6.3   Brokerage Fees................................................  31
      6.4   Investment Matters............................................  32
      6.5   Full Disclosure...............................................  32

SECTION 7:  CERTAIN OBLIGATIONS OF THE OWNERS PENDING CLOSING.............  32
            -------------------------------------------------

      7.1   Investigation.................................................  32
      7.2   Conduct Pending Closing.......................................  32
      7.3   Acquisition Proposals.........................................  34
      7.4   Consents......................................................  34
      7.5   Advice of Changes.............................................  35
      7.6   Reasonable Efforts............................................  35

SECTION 8:  CERTAIN OBLIGATIONS OF GLOBAL PENDING CLOSING.................  35
            ---------------------------------------------

      8.1   Public Reports................................................  35
      8.2   Consents......................................................  35
      8.3   Advice of Changes.............................................  35
      8.4   Reasonable Efforts............................................  35

SECTION 9:  CONDITIONS PRECEDENT TO CLOSING BY THE OWNERS.................  35
            ---------------------------------------------

      9.1   Representations of Global.....................................  35
      9.2   Performance by Global.........................................  36
      9.3   Absence of Adverse Changes....................................  36
      9.4   Absence of Proceedings........................................  36

SECTION 10: CONDITIONS PRECEDENT TO CLOSING BY GLOBAL.....................  36
            -----------------------------------------

      10.1  Representations of the Owners.................................  36
      10.2  Performance by the Owners.....................................  37
      10.3  Absence of Adverse Changes....................................  37
      10.4  Absence of Proceedings........................................  37

SECTION 11: CLOSING.......................................................  37
            -------

      11.1  Closing.......................................................  37
      11.2  Obligations of the Owners at Closing..........................  37
      11.3  Obligations of Global at Closing..............................  39

SECTION 12: CERTAIN OBLIGATIONS AFTER CLOSING.............................  40
            ---------------------------------

      12.1  Obligations of the Owners.....................................  40

SECTION 13  INDEMNIFICATION, SETOFF AND PAYMENT OF ADJUSTMENTS............  41
            --------------------------------------------------

      13.1  Indemnification Obligations of DMJ, Salter and Finkelstein....  41
      13.2  Indemnification Obligations of Global.........................  42
      13.3  Indemnification Obligations of the Minority Shareholders......  43
      13.4  Indemnification Notice........................................  43
      13.5  Defense of Indemnification Matters............................  43
      13.6  Limits on Indemnification Matters and Owners' Payments........  44
      13.7  Indemnification Payment and Owners' Payment...................  45
      13.8  Setoff and Holdback...........................................  46

SECTION 14: TERMINATION...................................................  46
            -----------

      14.1  Termination...................................................  46
      14.2  Effect of Termination.........................................  46

SECTION 15: OTHER PROVISIONS..............................................  47
            ----------------

      15.1  Confidentiality...............................................  47
      15.2  Publicity.....................................................  47
      15.3  Expenses......................................................  47

      15.4  Notices.......................................................  47
      15.5  Amendment.....................................................  48
      15.6  Waivers.......................................................  48
      15.7  Reliance......................................................  48
      15.8  Survival of Representations...................................  48
      15.9  Interpretation of Representations.............................  48
      15.10 Entire Understanding..........................................  49
      15.11 Parties in Interest...........................................  49
      15.12 Time of the...................................................  49
      15.13 Severability..................................................  49
      15.14 Counterparts..................................................  49
      15.15 Section Headings..............................................  49
      15.16 References....................................................  49
      15.17 Controlling Law...............................................  49
      15.18 Jurisdiction and Process......................................  49
      15.19 No Third Party Beneficiaries..................................  50
      15.20 Appointment of Agent..........................................  50


                                    EXHIBITS
                                    --------

Exhibit "A"    Form of Global/Gen-X Holdings Note
Exhibit "B"    Terms of Global Preferred Stock
Exhibit "C"    Form of Global/Gen-X Equipment Note
Exhibit "D"    Form of Gen-X Holdings Note
Exhibit "E"    Form of Legal Opinion of Baker & McKenzie
Exhibit "F"    Form of Registration Rights Agreement
Exhibit "G"    Form of Employment Agreement for James J. Salter
Exhibit "H"    Form of Employment Agreement for Kenneth J. Finkelstein
Exhibit "I"    Form of Release of Owners
Exhibit "J"    Form of Non-Competition Agreement
Exhibit "K"    Form of Legal Opinion of Blank Rome Comisky & McCauley LLP


                                   SCHEDULES
                                   ---------

Schedule "A"     List of Minority Shareholders
Schedule 3.1(a)  Allocation of Global Common Stock and Global Preferred Stock
Schedule 3.1(b)  Principal Amounts of Global/Gen-X Equipment Notes
Schedule 3.2(b)  Principal Amounts of Gen-X Holdings Notes
Schedule 3.4(c)  List of Excluded Vendors
Schedule 3.6     Global Closing Date Inventory
Schedule 4.1     Jurisdictions where Gen-X does Business
Schedule 4.2     Subsidiaries
Schedule 4.3     Owners of Gen-X Holdings Stock and Gen-X Equipment Stock
Schedule 4.4     Gen-X Consents

Schedule 4.5     Financial and Corporate Records
Schedule 4.6     Non-Compliance with Law by Gen-X
Schedule 4.8     Uncollectible Accounts Receivables
Schedule 4.10    Operations Since March 31, 1998
Schedule 4.11    Tangible Property
Schedule 4.12    Real Property
Schedule 4.13    Software and Intangibles
Schedule 4.14    Obligations
Schedule 4.15    Contracts
Schedule 4.16(a) Employees
Schedule 4.16(b) Sales Representatives, Consultants and Independent Contractors
Schedule 4.17    Employee Benefits Plan
Schedule 4.18    Gen-X Tax Representations
Schedule 4.19    Proceedings and Judgments
Schedule 4.20    Insurance Policies
Schedule 4.22    Related Party Transactions
Schedule 4.26    Accounts Payable
Schedule 5.4     Global Consents
Schedule 5.5     Non-Compliance with Law by Global
Schedule 5.8     Global Tax Representations
Schedule 6.4     Non-Accredited Investors

                           STOCK PURCHASE AGREEMENT


Parties:
-------        GLOBAL SPORTS, INC.,
               a Delaware corporation ("Global")
               555 S. Henderson Road
               King of Prussia, PA 19406

               DMJ FINANCIAL, INC.,
               a Barbados limited company ("DMJ")
               Royal Bank of Canada (Caribbean) Corporation
               2nd Floor, Building #2
               Chelston Park, Collymore
               St. Michael, Barbados

               JAMES J. SALTER,
               an individual ("Salter")
               277 Glencairn Avenue
               Toronto, Ontario M5N1T8

               KENNETH J. FINKELSTEIN,
               an individual ("Finkelstein")
               25 Brandy Court
               Toronto, Ontario M3B3L3

               EACH OF THE INDIVIDUALS AND
               ENTITIES SET FORTH ON
               SCHEDULE "A" (the "Minority Shareholders")
               ------------

Date:          May 12, 1998
----

Background:    Gen-X Equipment Inc. ("Gen-X Equipment") is an Ontario
-----------
corporation in the business of distributing excess inventories of sports equipment and accessories. Gen-X Holdings Inc. ("Gen-X Holdings") is a Washington corporation also in the business of distributing excess inventories of sports equipment and accessories. DMJ, Salter, Finkelstein and the Minority Shareholders (hereinafter collectively referred to as the "Owners") own beneficially and of record all of the issued and outstanding shares of capital stock of Gen-X Equipment and Gen-X Holdings. Salter and Finkelstein own beneficially and of record substantially all of the issued and outstanding shares of capital stock of DMJ. The parties desire that the Owners sell and Global (or an affiliate designated by Global) purchase all of the issued and outstanding shares of capital stock of Gen-X Equipment and the Gen-X Holdings on the terms and conditions stated in this Agreement.

     INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements stated below, the parties agree as follows:

SECTION 1:  DEFINED TERMS
---------   -------------

     All defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

     1.1  "Accounts Payable" means (a) any obligation to pay for goods
           ----------------
purchased, leased or licensed or for services performed, whether or not it has been incurred by receipt, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.7), (b) any note payable, or
(c) any other payable of any nature.

     1.2  "Accounts Receivable" means (a) any right to payment for goods sold,
           -------------------
leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.7), (b) any note receivable, or (c) any other receivable or right to payment of any nature.

     1.3  "Ancillary Agreements" means (a) the Global/Gen-X Holdings Notes (as
           --------------------
hereinafter defined); (b) the Global/Gen-X Equipment Notes (as hereinafter defined); (c) the Registration Rights Agreement (as hereinafter defined); (d) the Employment Agreements (as hereinafter defined); (e) the Releases (as hereinafter defined); (f) the Non-Competition Agreements (as hereinafter defined); and (g) the Gen-X Holdings Notes.

     1.4  "Asset" means any real, personal, mixed, tangible or intangible
           -----
property of any nature, including, but not limited to, Cash Assets, prepayments, deposits, escrows, Accounts Receivable, Inventory, Tangible Property, Real Property, Software, Contract Rights, Intangibles and good will, and claims, causes of action and other legal rights and remedies.

     1.5  "Canadian GAAP" means, at any time, accounting principles generally
           -------------
accepted in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied on a consistent basis.

     1.6  "Cash Asset" means any cash on hand, cash in bank or other accounts,
           ----------
marketable securities, and other cash-equivalent assets of any nature.

     1.7  "Consent" means any consent, approval, order or authorization of, or
           -------
any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

     1.8  "Contract" means, with respect to any Person, any written or oral
           --------
contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including, but not limited to, reinsurance agreements and treaties, insurance policies under which such Person is the insurer, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

     1.9  "Contract Right" means any right, power or remedy under any Contract,
           --------------
including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of or options.

     1.10  "Employee Benefit Plan" means any employee benefit plan, as defined
            ---------------------
in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or as defined in any other applicable Law, or any employee benefit or fringe benefit arrangement of any nature, including, but not limited to, bonus plans, incentive compensation plans, severance pay plans, vacation pay plans, deferred compensation plans, pension plans, profit sharing plans, retirement plans, payroll savings plans, stock option plans, stock purchase plans, stock ownership plans, hospitalization plans, medical plans, dental plans, disability plans, sick pay plans, group insurance plans, death benefit plans or employee welfare plans, including those benefitting former employees; but not including employment Contracts with individual employees.

     1.11  "Encumbrance" means any lien, charge, hypothecation, restrictive
            -----------
covenant, assignment, title retention agreement or arrangement, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

     1.12  "Governmental Authority" means any (a) nation, state, province, local
            ----------------------
or other jurisdiction of any nature, (b) foreign, federal, state, provincial, local or other government, (c) authority, agency, branch, department, court, tribunal, official or entity of any of the foregoing or of any quasi-governmental authority, (d) international or multinational organization, authority, body or tribunal, or (e) other organization, body, authority or tribunal exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory arbitration or taxing authority or power of any nature.

     1.13   "Hazardous Substances" means any substance, waste, contaminant,
             --------------------
pollutant or material that has been determined by any applicable Governmental Authority to be capable of posing a risk of injury or damage to health, safety, property or the environment, including, but not limited to, (a) all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, dangerous or toxic pursuant to any Laws of any Governmental Authority in which any Real Property leased or owned by the Gen-X Companies is located and regulations, and (b) asbestos, polychlorinated biphenyls ("PCB's"), radioactive materials and petroleum.

     1.14  "Insurance Policy" means, with respect to any Person, any public
            ----------------
liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature under which such Person is the insured.

     1.15  "Intangible" means any name, corporate name, fictitious name,
            ----------
trademark, trademark application, service mark, service mark application, trade name, author and moral rights, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, industrial design, industrial design application, design, logo, formula, invention, product right or other intangible asset of any nature, whether in use, under development or design, or inactive.

     1.16  "Inventory" means, with respect to a Person, all inventory,
            ---------
merchandise, goods, packaging, supplies, boxes and other personal property held for sale or rental in the business conducted by such Person and their Subsidiaries, wherever such property is located, and any prepaid deposits for any of the same.

     1.17  "Judgment" means any order, writ, injunction, citation, award, decree
            --------
or other judgment of any nature of any Governmental Authority.

     1.18  "Law" means any provision of any foreign, federal, state, provincial
            ---
or local law, statute, ordinance, charter, constitution, treaty, rule or regulation of any Governmental Authority.

     1.19  "Material" means, with respect to any Person, material in a legal
            --------
sense or in an accounting sense to (a) such Person and its Subsidiaries, or (b) the business, Assets, financial condition or results of operations of such Person and its Subsidiaries.

     1.20  "Obligation" means any debt, liability or obligation of any nature,
            ----------
whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

     1.21  "Permit" means any license, permit, approval, waiver, order,
            ------
authorization, right or privilege of any nature, granted, issued, approved or allowed by any Governmental Authority.

     1.22  "Person" means any individual, sole proprietorship, joint venture,
            ------
partnership, corporation, association, cooperative, trust, estate, Governmental Authority or other entity of any nature.

     1.23  "Prime Rate" means the prime rate of general application as set forth
            ----------
in the "Money Rates" section (or such future section as shall replace it) of The
                                                                             ---
Wall Street Journal (Eastern Edition), as published on a specified date or
-------------------
dates, or, if no date(s) are specified, as the same shall be published from time to time.

     1.24  "Proceeding" means any demand, claim, suit, action, equitable action,
            ----------
litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

     1.25  "Real Property" means any real estate, land, building, condominium,
            -------------
townhouse, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

     1.26  "Software" means any computer program, operating system, applications
            --------
system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

     1.27  "Subsidiary" means, with respect to any Person, any other Person as
            ----------
to which such Person directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities or interests of any class of such other Person which are entitled to vote for the election of directors or others performing similar functions.

     1.28  "Tangible Property" means any furniture, fixtures, leasehold
            -----------------
improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies, moulds or other tangible personal property of any nature, other than Inventory.

     1.29  "Tax" means (a) any income, earnings, profits, gross receipts,
            ---
franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, license, environmental, value-added, customs, payroll, withholding, unemployment compensation, social security or other tax of any nature imposed, assessed or collected by or under the authority of any Governmental Authority, (b) any organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature imposed, assessed or collected by or under the authority of any Governmental Authority, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

     1.30  "Tax Return" means any return, declaration, report, claim for refund
            ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto or amendment thereof.

     1.31  "U.S. GAAP" means generally accepted accounting principles under
            ---------
United States accounting rules and regulations.

SECTION 2:  SALE AND PURCHASE
---------   -----------------

     2.1  Sale and Purchase.  On the Closing Date (as defined in Section
11.1), and subject to the other provisions of this Agreement, Owners shall sell, assign, convey and transfer to Global or its designee, and Global or its designee shall purchase from the Owners, all of their respective right, title and interest in and to the Gen-X Equipment Stock (as defined in Section 4.3(a)) and the Gen-X Holdings Common Stock (as defined in Section 4.3(b)).

SECTION 3:  PURCHASE PRICE AND OTHER PAYMENTS
---------   ---------------------------------

     3.1  Purchase Price.  Subject to the adjustments and provisions in
          --------------
Section 3.4, the total purchase price for the Gen-X Equipment Stock and for the Gen-X Holdings Common Stock (referred to collectively as the "Purchase Price") shall consist of the following:

          (a) Gen-X Holdings Stock.  On the Closing Date, Global shall issue and
              --------------------
deliver to the Owners in full payment of the purchase price for the Gen-X Holdings Common Stock (i) One Million Five Hundred Thousand (1,500,000) unregistered shares of Global common stock, par value $.01 per share (the "Global Common Stock"); (ii) one or more non-negotiable subordinated contingent notes in the form attached hereto as Exhibit "A" in the maximum aggregate
                                     -----------
principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Global/Gen-X Holdings Notes"); and (iii) Ten Thousand (10,000) unregistered shares of Global preferred stock, par value $.01 per share (the "Global Preferred Stock") having a maximum aggregate redemption price of $500,000 and the other terms and conditions set forth on Exhibit "B". Global shall issue
                                             -----------
the Global Common Stock and the Global Preferred Stock to or on behalf of the Owners in the amounts set forth on Schedule 3.1(a).
                                   ---------------

          (b)  Gen-X Equipment Stock.  On the Closing Date, Global shall deliver
               ---------------------
to the Owners in full payment of the purchase price for the Gen-X Equipment Stock one or more non-negotiable subordinated promissory notes in the form attached hereto as Exhibit "C" (collectively, the "Global/Gen-X Equipment
                   -----------
Notes") in the aggregate principal amount of $1,350,000. Global shall deliver the Global/Gen-X Equipment Notes to or on behalf of the Owners in the principal amounts set forth on Schedule 3.1(b).
                     ---------------

     3.2  Other Payments.  The following payments (the "Other Payments") shall
          --------------
be made at the times and by the parties set forth below:

          (a) 1998 Bonus.  On or after the Closing Date, Gen-X Equipment shall
              ----------
pay to Salter and Finkelstein in full payment of their bonuses for the year commencing October 1, 1997, the total sum of One Million Dollars ($1,000,000.00) less the amount of any taxes required to be withheld by applicable Law (the A1998 Bonus") provided that (i) Salter and Finkelstein shall have delivered to Global prior to such payment the written consent of Hongkong Bank of Canada (the "Hongkong Bank") approving such payment; and (ii) such payment may only be made to the extent to which it is funded by the line of credit provided to Gen-X Equipment by the Hongkong Bank pursuant to that certain Commitment Letter dated June 25, 1997, as amended, and related documents and agreements, by and between Hongkong Bank, as amended, and Gen-X Equipment (the "Loan Agreement"). If the 1998 Bonus shall not be paid on the Closing Date, the amount of the bonus shall accrue interest on the unpaid amount of the 1998 Bonus at an annual rate equal to the Prime Rate from the Closing Date until the payment of the 1998 Bonus. Gen-X Equipment shall pay the 1998 Bonus to Salter and Finkelstein in two equal amounts.

          (b) Gen-X Holdings Subordinated Debt and Preferred Stock.  On the
              ----------------------------------------------------
Closing Date, Gen-X Holdings shall deliver to the Owners in full payment of the $149,298.67 subordinated note owed to the Owners and of the redemption price of $499,750 for the Gen-X Holdings Preferred Stock (as defined in Section 4.3(b)) one or more non-negotiable subordinated promissory notes in the form attached hereto as Exhibit "D" in the aggregate principal amount of Six Hundred Forty
          -----------
Nine Thousand Forty Eight Dollars and Sixty Seven Cents ($649,048.67) (collectively, the "Gen-X Holdings Notes"). Gen-X Holdings shall issue the Gen-X Holdings Notes to or on behalf of the Owners in the principal amounts set forth on Schedule 3.2(b).
   ---------------

     3.3  Closing Date Financial Information.  The Owners shall prepare or
          ----------------------------------
cause to be prepared the following financial information:

          (a) Backlog of Sales Orders.   The Owners shall prepare or cause to be
              -----------------------
prepared a statement (the "Backlog Statement") reflecting in reasonable detail, as of the Closing Date, the actual gross amount of the Gen-X Companies' confirmed purchase orders received by the Gen-X Companies from its customers (the "Backlog"), including the name of the customer, the date of the order, the requested delivery date, the product number, the product description, the quantity of each product ordered, the amount of the order and the gross profit related to such order. On the Closing Date, the Owners shall deliver or cause to be delivered to Global the Backlog Statement; provided, however, that Owners shall have thirty days after the Closing Date in which to furnish the gross
profit information required on the Backlog Statement.   The Backlog Statement
(and any additional gross profit information) shall be accompanied by a certificate signed by DMJ, Salter and Finkelstein in which they, jointly and severally, represent and warrant to Global that the Backlog Statement is accurate and complete.

          (b) Physical Inventory.   Prior to the Closing Date, the Owners shall
              ------------------
cause the public warehouses holding Inventory on behalf of the Gen-X Companies (the "Inventory Agent"), to conduct a complete physical count of the Inventory on the Closing Date (the "Physical Inventory"), which such Physical Inventory shall be observed by the Toronto, Canada office of Arthur Andersen & Co., and to provide Global and the Owners a statement (the "Inventory Statement") reflecting as of the Closing Date the Inventory, itemized by category and valued in accordance with U.S. GAAP at the lower of cost or market using the first-in, first-out method (the "Actual Inventory Amount"). The Physical Inventory shall take place between the close of business on the date preceding the Closing Date and be completed prior to the time at which Gen-X Holdings and Gen-X Equipment shall reopen for business on or after the Closing Date. Global and the Owners shall provide all reasonable assistance and cooperation to one another and their respective employees and representatives (including, without limitation, their respective accountants) to permit Global and the Owners to monitor the planning for and taking of the Physical Inventory. The Owners shall instruct or cause to be instructed the Inventory Agent to deliver to Global and the Owners within 15 days after the Closing Date, the Inventory Statement reflecting, as of the Closing Date, a calculation of the Actual Inventory Amount.

          (c)  Closing Date Balance Sheets.
               ---------------------------

          (i) The Owners shall prepare or cause to be prepared a consolidated and consolidating balance sheet of Gen-X Holdings, a balance sheet of Gen-X Equipment and a combined balance sheet of both Gen-X Holdings and Gen-X Equipment, all as of the Closing Date (the "Closing Date Balance Sheets"), and shall engage the Toronto, Canada office of either Arthur Andersen and Co. or another "Big 6" accounting firm (the "Gen-X Accountants") to conduct audits ("Closing Date Audits") of the Closing Date Balance Sheets, in accordance with this Section 3.3(c). The Closing Date Balance Sheets shall be prepared and audited in accordance with U.S. GAAP, provided that any differences shall be booked based on the recommendations of the Gen-X Accountants. The Owners shall fully cooperate with the Gen-X Accountants in connection with the Closing Date Audits, including, but not limited to, agreeing to any required adjustments and taking any other necessary actions to enable the audit reports issued by the Gen-X Accountants with respect to the Closing Date Balance Sheets ("Audit Reports") to be completely unqualified, without any explanatory paragraphs. The Owners shall instruct the Gen-X Accountants to review with the Philadelphia, Pennsylvania office of Deloitte & Touche LLP (the "Global Accountants") the work papers prepared by the Gen-X Accountants in connection with the Closing Date Audits ("Audit Work Papers") before the Gen-X Accountants finalize the Closing Date Balance Sheets and Audit Reports.

          (ii) The Owners shall instruct or cause to be instructed the Gen-X Accountants to deliver to Global, within thirty (30) days after the Closing Date, the Closing Date Balance Sheets including signed copies of the Audit Reports and copies of the Audit Work Papers. On or before the date that the Gen-X Accountants deliver the Closing Date Balance Sheets and accompanying documents to Global, the Owners shall deliver to Global detailed lists ("Closing Date Balance Sheet Lists") of all of the Assets and Obligations of Gen-X Holdings and Gen-X Equipment reflected on the Closing Date Balance Sheets, itemized by owner and by balance sheet account, and with aggregate net balances equal to the balances on the Closing Date Balance Sheets. The Closing Date Balance Sheet Lists shall include, but not necessarily be limited to, lists of
(a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost, (b) Accounts Receivable, showing customer names, individual invoice number and dates, individual invoice amounts, individual invoice due dates and allowances for doubtful accounts, (c) the Inventory Statement, (d) other current assets, itemized by category and with appropriate explanation, (e) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value, (f) Real Property, showing cost, accumulated depreciation and net book value, (g) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value,
(h) Accounts Payable, itemized by payee, showing payee names, individual invoice dates, individual invoice amounts and individual invoice due dates, (i) accrued expenses and reserves, itemized by category and with appropriate explanation, and (j) other current and long-term liabilities, itemized by payee. The Closing Date Balance Sheet Lists shall be accompanied by a certificate signed by DMJ, Salter and Finkelstein, in which they, jointly and severally, represent and warrant to Global that (x) the Closing Date Balance Sheets were prepared in accordance with U.S. GAAP and fairly present the financial condition of Gen-X Holdings and Gen-X Equipment as of the Closing Date (y) the Closing Date Balance Sheet Lists are accurate and complete, and (z) none of the Gen-X Companies had any Obligations as of the Closing Date other than the Obligations reflected on the Closing Date Balance Sheets.

          (d) Dispute Resolution.    Within 15 days of the receipt of the
              ------------------
Backlog Statement, Inventory Statement, the Closing Date Balance Sheets or the Closing Date Balance Sheet Lists, as the case may be, Global and the Owners shall inform the other of any objections with one or more of the determinations in such statements or documents. If no objection is made within such 15-day period, then the statement or document in question shall be considered final on the last day of such 15-day period. If the parties cannot resolve such objection within 15 days of receipt of any such notice of objection, the objection shall be submitted to the Toronto, Canada office of a "Big 6" accounting firm agreed upon by Global and the Owners other than Deloitte & Touche LLP, Arthur Andersen & Co. or the accounting firm selected as the Gen-X Accountants (the "Arbiter") for resolution, with the costs thereof paid 50% by Owners and 50% by Global, and the Arbiter shall be instructed to deliver a final Backlog Statement, Inventory Statement, Closing Date Balance Sheets or Closing Date Balance Sheet Lists, as the case may be, to the Owners and Global as soon as possible.

     3.4  Purchase Price Adjustment.  The "Purchase Price Adjustment" shall be
          -------------------------
equal to the sum of the Closing Date Adjustment (as defined below), the Six Month Adjustment (as defined below) and the Supplemental Backlog Adjustment (as defined below). No adjustment under this Section 3.4 shall result in an increase to the Purchase Price or Other Payments.

          (a) Closing Date Adjustment.  The "Closing Date Adjustment" shall be
              -----------------------
equal to the sum of the TNW Adjustment (as defined below) and the Initial Backlog Adjustment (as defined below).

          (i) Tangible Net Worth Adjustment.  The "TNW Adjustment" shall be
              -----------------------------
equal to the amount, if any, by which the Actual TNW (as defined below) is less than the Minimum TNW (as defined below). The "Actual TNW" shall equal the combined stockholders' equity of Gen-X Holdings and Gen-X Equipment as of the Closing Date, as reflected on the Closing Date Balance Sheets, minus the book value of the good will of Gen-X Holdings and Gen-X Equipment as of the Closing Date, as reflected on the Closing Date Balance Sheets. The "Minimum TNW" shall be equal to a deficit of One Hundred Thousand Dollars ($100,000).

          (ii) Initial Backlog Adjustment.   The "Initial Backlog Adjustment"
               --------------------------
shall be equal to the amount, if any, by which the gross profit (computed in accordance with U.S. GAAP) attributable to the Backlog, and reflected on the Backlog Statement, is less than Two Million Six Hundred Thousand Dollars ($2,600,000.00).

          (b) Six Month Adjustment.  The "Six Month Adjustment" shall be equal
              --------------------
to the sum of the A/R Adjustment (as defined below), the Inventory Adjustment (as defined below) and the A/P Adjustment (as defined below).

          (i) Accounts Receivable Adjustment.  After Closing, Salter and
              ------------------------------
Finkelstein shall cause the Gen-X Companies, in the ordinary course of business, to use reasonable and normal efforts to collect the gross amount of all of the Accounts Receivable reflected on the Closing Date Balance Sheet Lists (the "Gen-X Companies Receivables"). Salter and Finkelstein shall cause the Gen-X Companies to apply collections from each customer or from an insurance company on behalf of a customer ("Insurance Proceeds") to the earliest open Gen-X Companies Receivable due from that customer, unless otherwise specified by the customer or unless the payment clearly applies to a specific invoice. Neither Global nor the Gen-X Companies shall have any obligation to institute legal action or otherwise take unusual steps to collect any of the Gen-X Companies Receivables. Salter and Finkelstein shall cause the Gen-X Companies to maintain complete and accurate records of all customer payments received by Global and customer credits issued by the Gen-X Companies from the Closing Date until 180 days after the Closing Date ("A/R Cutoff Date"), which records shall show the individual amounts of such payments and credits that were applied to the Gen-X Companies Receivables. Within 195 days after the Closing Date, Salter and Finkelstein shall deliver to Global copies of such records, together with a statement (the "Statement of Unpaid Receivables") as to which of (i) the Gen-X Companies Receivables (if any) were not collected by the A/R Cutoff Date including the amount of customer credits ("Unpaid Receivables"), (ii) the Gen-X Companies Receivables that were not due within 150 days after the Closing Date as reflected on the Closing Date Balance Sheet Lists (the "Extended Receivables"), and (iii) the Insurance Proceeds were not collected by the A/R Cutoff Date ("Unpaid Insurance Proceeds"). Global shall notify the Owners of any objections to the Statement of Unpaid Receivables within 30 days after the Global receives such documents. If Global does not notify the Owners of any objections by the end of such 30-day period, then the amount of Unpaid Receivables shown on the Statement of Unpaid Receivables shall be considered final on the last day of such 30-day period. If Global does notify the Owners of any objections by the end of such 30-day period, and the Owners and Global are unable to resolve their differences within 15 days thereafter, then the disputed amount of Unpaid Receivables shall be submitted to the Arbiter for resolution, with the costs thereof paid 50% by the Owners and 50% by Global, and the Arbiter shall be instructed to deliver a final Statement of Unpaid Receivables to the Owners and Global as soon as possible. The "A/R Adjustment" shall be equal to the amount, if any, of the (i) Unpaid Receivables, (ii) the Extended Receivables that are not paid within thirty (30) days of the latest due date of such Extended Receivables as reflected on the Closing Date Balance Sheet Lists or within three hundred sixty (360) days of the Closing Date, and (iii) the Unpaid Insurance Proceeds not paid before the earlier of 180 days after the claim for Insurance Proceeds was submitted and 360 days after the Closing Date, less the allowance, if any, for such Unpaid Receivables, provided that such allowance was properly accrued and fully reserved on the Closing Date Balance Sheets. At any time after receipt of the

Statement of Unpaid Receivables, Global may assign the Unpaid Receivables to the Owners without recourse. If, after the A/R Cutoff Date, Global receives any payments on account of the Unpaid Receivables, then Global shall promptly notify the Owners and the amount of such payments shall be applied to reduce the A/R Adjustment. Notwithstanding the foregoing provisions of this Section 3.4.(b)(i), Global may elect to retain any Unpaid Receivables it wishes to retain, in which case such retained receivables shall not be included in the A/R Adjustment, and the Owners shall have no further responsibility with respect thereto.

          (ii) Inventory Adjustment.  After Closing, Salter and Finkelstein
               --------------------
shall cause the Gen-X Companies, in the ordinary course of business, to use reasonable and normal efforts to sell the Inventory reflected on the Closing Date Balance Sheets (the "Gen-X Closing Inventory") at the highest possible prices. Salter and Finkelstein shall cause the Gen-X Companies to maintain complete and accurate records of all sales of Inventory by the Gen-X Companies from the Closing Date until 180 days after the Closing Date (the "Inventory Cutoff Date"), which records shall show the date of the sale, the customer to whom the sale was made and the cost and sales price of the Inventory sold. Within 195 days after the Closing Date, Salter and Finkelstein shall cause the Gen-X Companies to deliver to Global copies of such records, together with a statement (the "Statement of Unsold and Other Inventory") as to which of the Gen-X Closing Inventory has not been sold by the Inventory Cutoff Date (the "Unsold Inventory") (including a statement of the net realizable value to which such Unsold Inventory should be written down as of the Inventory Cutoff Date) and which of the Gen-X Closing Inventory was sold at an amount less than the amount at which such Inventory was reflected on the Closing Date Balance Sheets (the "Other Inventory"). Within 30 days after the receipt of the Statement of Unsold and Other Inventory, Global shall notify the Owners of any objections to the Statement of Unsold and Other Inventory. If Global does not notify the Owners of any objections by the end of such 30-day period, then the amounts of Unsold Inventory (including the value thereof) and Other Inventory shall be considered final on the last day of such 30-day period. If Global does notify the Owners of any objections by the end of such 30-day period, and the Owners and Global are unable to resolve their differences within 15 days thereafter, then the disputed amounts of Unsold Inventory (or the value thereof) and Other Inventory shall be submitted to the Arbiter for resolution, with the costs thereof paid 50% by the Owners and 50% by Global, and the Arbiter shall be instructed to deliver a final Statement of Unsold Inventory to the Owners and Global as soon as possible. The "Inventory Adjustment" shall be equal to the sum of (i) the amount, if any, by which the value of the Unsold Inventory as of the Inventory Cutoff Date is less than the value at which such Unsold Inventory was reflected the Closing Date Balance Sheets, and (ii) the amount, if any, by which the price at which such Other Inventory was sold by the Gen-X Companies is less than the value at which such Other Inventory was reflected on the Closing Date Balance Sheets.

          (iii)  Accounts Payable Adjustment.  After Closing, Salter and
                 ---------------------------
Finkelstein shall cause the Gen-X Companies, in the ordinary course of business, to pay all of the Accounts Payable required to be paid and reflected on the Closing Date Balance Sheets (the "Gen-X Companies Payables"). Salter and Finkelstein shall cause the Gen-X Companies to maintain complete and accurate records of all payments made by Global from the Closing Date until 180 days after the Closing Date ("A/P Cutoff Date"), which records shall show the individual amounts of such payments that were made on account of the Payables. Within 195 days after the Closing Date, Salter and Finkelstein shall deliver to Global copies of such records, together with a statement (the "Statement of Payables") indicating the aggregate amount by which any of the Payables were finally and completely settled by the A/P Cutoff Date in an amount greater than the amount reflected on the combined Closing Date Balance Sheet of Gen-X Holdings and Gen-X Equipment for such Payables, less the amount by which any of the Payables were finally and completely settled by the A/P Cutoff Date in an amount less than the amount reflected on such Closing Date Balance Sheet for such Payables; provided, however, that any settlement of the amounts owed to Ride, Inc. in an amount less than that reflected on such Closing Date Balance Sheet shall not be taken into account (the "A/P Adjustment", which amount may be positive or negative). Global shall notify the Owners of any objections to such Statement of Payables within 30 days after Global receives such documents. If Global does not notify the Owners of any objections by the end of such 30-day period, then the amounts shown on the Statement of Payables shall be considered final on the last day of such 30-day period. If Global does notify the Owners of any objections by the end of such 30-day period, and the Owners and Global are unable to resolve their differences within 15 days thereafter, then the disputed amounts on the Statement of Payables shall be submitted to the Arbiter for resolution, with the costs thereof paid 50% by the Owners and 50% by Global, and the Arbiter shall be instructed to deliver a final Statement of Payables to the Owners and Global as soon as possible. If, after the A/P Cutoff Date, Global is required to make any payments on account of the Payables, then Global shall promptly notify the Owners and the amount of such payments shall be applied to increase the A/P Adjustment.

          (c) Supplemental Backlog Adjustment.  After Closing, Salter and
              -------------------------------
Finkelstein shall cause the Gen-X Companies, in the ordinary course of business, to use reasonable and normal efforts to ship, send invoices for and collect payment for (i) the products listed on the Backlog Statement and (ii) the products substituted for the products listed on the Backlog Statement as a result of late delivery or cancellation by the factory supplying such products (the "Backlog Products"). Salter and Finkelstein shall cause the Gen-X Companies to maintain complete and accurate records of all shipments, invoices and collections for the Backlog Products by the Gen-X Companies from the Closing Date until December 1, 1998 (the "Backlog Cutoff Date"), which records shall show the customer to whom the Backlog Products were sold, the date on which the Backlog Products were shipped, the invoice numbers for the Backlog Products and the cost and sales prices of the Backlog Products. Within 15 days after the Backlog Cutoff Date, Salter and Finkelstein shall cause the Gen-X Companies to deliver to Global copies of such records, together with a statement (the "Statement of Shipped Backlog Gross Profit") as to which of the Backlog Products have been shipped and invoiced by the Backlog Cutoff Date and the gross profit (computed in accordance with U.S. GAAP) attributable to such shipped and invoiced Backlog Products (the "Shipped Backlog Gross Profit"). Within 30 days after the receipt of the Statement of Shipped Backlog Gross Profit, Global shall notify the Owners of any objections to the Statement of Shipped Backlog Gross Profit. If Global does not notify the Owners of any objections by the end of such 30-day period, then the amount of Shipped Backlog Gross Profit shall be considered final on the last day of such 30-day period. If Global does notify the Owners of any objections by the end of such

30-day period, and the Owners and Global are unable to resolve their differences within 15 days thereafter, then the disputed amount of Shipped Backlog Gross Profit shall be submitted to the Arbiter for resolution, with the costs thereof paid 50% by the Owners and 50% by Global, and the Arbiter shall be instructed to deliver a final Statement of Shipped Backlog Gross Profit to the Owners and Global as soon as possible. The "Unshipped Backlog Adjustment" shall be equal to the amount, if any, by which the Shipped Backlog Gross Profit is less than Two Million Six Hundred Thousand Dollars ($2,600,000), less the amount, if any, of the Initial Backlog Adjustment. Provided, however, that the Unshipped Backlog Adjustment shall be eliminated if, (i) during the period commencing May 1, 1998 and ending December 31, 1998, (a) Gen-X Holdings' sales are equal to or greater than $30,000,000 (without taking into account sales by Gen-X Holdings to the vendors set forth on Schedule 3.4(c)), and (b) Gen-X Holdings' gross profit margin is equal to or greater than 22% and (ii) at December 31, 1998, the actual gross amount of confirmed purchase orders received by Gen-X Holdings from its customers is equal to or greater than $2,500,000, and the gross profit margin attributable to such orders is not less than 22%.

          (d) Payment of Purchase Price Adjustment.  The Purchase Price
              ------------------------------------
Adjustment, if any, shall be paid in accordance with Section 13.

     3.5  Currency and Method of Payment.  All dollar amounts stated in this
          ------------------------------
Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be made as follows: (i) any payment may be made by wire transfer of United States funds; (ii) any payment exceeding $100,000 shall be made by wire transfer of United States funds; (iii) any payment exceeding $50,000, but not exceeding $100,000, may be made by bank certified, treasurer's or cashier's check; and (iv) any payment not exceeding $50,000 may be made by ordinary check.

     3.6  Global Inventory.  Schedule 3.6 sets forth a list of all Inventory
          ----------------
of Global and its Subsidiaries as of the Closing Date (the "Global Closing Date Inventory"). For the purposes of determining (i) Global's Close-Out Business Gross Profit Amount under Section 4 of the Certificate of Designation for the Global Preferred Stock and Section 2(a) of the Global/Gen-X Holdings Notes, and
(ii) the gross profit on the gross sales for all of the Gen-X Holdings, Inc.'s subsidiaries (the "Gen-X Gross Profit Amount") under Section 2.b. of Exhibit A to the Salter Employment Agreement and the Finkelstein Employment Agreement, if during the period commencing May 1, 1998 and ending April 30, 1999, any of the Global Closing Date Inventory is sold at an amount less than the historical cost of such Inventory, the amount by which such sales price is less than such historical cost shall be added to Global's Close-Out Business Gross Profit Amount and the Gen-X Gross Profit Amount, as the case may be, so long as the sale of such Inventory at less than historical cost was approved in writing by Michael G. Rubin.

SECTION 4:  REPRESENTATIONS AND WARRANTIES OF DMJ, SALTER AND
---------   -------------------------------------------------
            FINKELSTEIN
            -----------

     Knowing that Global is relying thereon, DMJ, Salter and Finkelstein, jointly and severally, represent and warrant to Global as follows:

     4.1  Organization and Authority.  Gen-X Equipment is a corporation duly
          --------------------------
organized and validly existing under the Laws of Ontario and carrying on business in the jurisdictions set forth on Schedule 4.1, and Gen-X Holdings is a
                                           ------------
corporation duly organized, validly existing and in good standing under the Laws of the state of Washington. Gen-X Equipment and Gen-X Holdings each possess the full corporate power and authority to own their Assets, conduct their business as and where presently conducted and enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which they are a party or by which they are bound and the transactions contemplated thereby. DMJ is a corporation duly organized, validly existing and in good standing under the Laws of Barbados. DMJ possesses the full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which it is a party or by which it is bound and the transactions contemplated thereby.

     4.2  Subsidiaries.  Schedule 4.2 sets forth a list of each direct or
          ------------   ------------
indirect Subsidiary of Gen-X Equipment and Gen-X Holdings (such Subsidiaries, Gen-X Equipment and Gen-X Holdings being hereinafter referred to as the "Gen-X Companies"), setting forth as to each such Subsidiary its name, address, and jurisdiction of incorporation or organization, and the percentage and the nature of the interest or percentage of voting securities owned by the Gen-X Companies. Except as set forth on Schedule 4.2, each of the Subsidiaries (a) is a
                       ------------
corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation (to the extent that good standing or a similar concept is relevant under the Laws of such jurisdiction),
(b) is duly qualified or registered to do business as a foreign corporation or entity in each jurisdiction where the nature of its respective businesses, properties, or employees requires such qualification or registration, except where the failure to so qualify or register would not have any material adverse effect on Gen-X Holdings or Gen-X Equipment and would not subject Gen-X Holdings or Gen-X Equipment to any material penalty, and (c) has the full corporate power and authority to own its respective Assets and conduct its respective business as and where such business is presently conducted. All of the issued and outstanding capital stock of each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, and are not subject to, and were not issued in violation of, any preemptive rights. The shares of each of the Subsidiaries are owned by either Gen-X Equipment or Gen-X Holdings, as indicated, free and clear of all Encumbrances, and there are no voting trusts or other arrangements or understandings in favor of any Person other than either Gen-X Equipment or Gen-X Holdings with respect to the voting of the capital stock or other interests of any of the Subsidiaries. Except as may be disclosed in Schedule 4.2, there are
                                                        ------------
no outstanding contracts or other rights relating to the issuance, sale, redemption, or disposition of any shares of capital stock or other interests of any of the Subsidiaries or any other securities of any of the Subsidiaries. Except for Gen-X Equipment's or Gen-X Holdings' interest in their Subsidiaries, neither Gen-X Equipment nor Gen-X Holdings owns directly or indirectly any interest in any other Person.

     4.3  The Gen-X Stock
          ---------------

          (a) The Gen-X Equipment Stock.  The authorized capital stock of Gen-X
              -------------------------
Equipment consists of an unlimited number of common shares and an unlimited number of preference shares, of which 10,000 common shares are issued and outstanding (the "Gen-X Equipment Stock") and owned beneficially and of record by the Owners as set forth on Schedule 4.3 attached hereto, free and clear of
                              ------------
all Encumbrances. All of the Gen-X Equipment Stock has been issued in compliance with all applicable Laws, including but not limited to applicable securities laws. The Owners have the full right to sell and transfer all right, title and interest in and to the Gen-X Equipment Stock, and upon delivery and payment for the Gen-X Equipment Stock as provided herein, Global will acquire good and marketable title thereto, free and clear of all Encumbrances. All of the Gen-X Equipment Stock has been validly issued and is fully paid and nonassessable, with no liability attaching to the ownership thereof, and is not subject to, and was not issued in violation of, any preemptive rights. Except for this Agreement, there are no outstanding Contracts relating to the issuance, sale, redemption, ownership or disposition of any of the Gen-X Equipment Stock or other securities of Gen-X Equipment. There are no stock appreciation rights, phantom shares, cash performance units or other similar rights issued by Gen-X Equipment.

          (b) The Gen-X Holdings Stock.  The authorized capital stock of Gen-X
              ------------------------
Holdings consists of (i) 1,000,000 shares of Class A common shares, no par value and 1,000,000 shares of Class V common shares, no par value of which 9,650 shares and 350 shares, respectively, are issued and outstanding (the "Gen-X Holdings Common Stock") and owned beneficially and of record by the Owners as set forth on Schedule 4.3 attached hereto, free and clear of all Encumbrances,
             ------------
and (ii) 1,000,000 preferred shares, of which 49,975 shares are issued and outstanding (the "Gen-X Holdings Preferred Stock") and owned beneficially and of record by the Owners as set forth on Schedule 4.3 attached hereto, free and
                                     ------------
clear of all Encumbrances (the Gen-X Holdings Common Stock and the Gen-X Holdings Preferred Stock being collectively referred to as the "Gen-X Holdings Stock"). The Owners have the full right to sell and transfer all right, title and interest in and to the Gen-X Holdings Stock, and upon delivery and payment for the Gen-X Holdings Stock as provided herein, Global or Gen-X Holdings, as the case may be, will acquire good and marketable title thereto, free and clear of all Encumbrances. All of the Gen-X Holdings Stock has been validly issued and is fully paid and nonassessable, with no liability attaching to the ownership thereof, and is not subject to, and was not issued in violation of, any preemptive rights. Except for this Agreement, there are no outstanding Contracts relating to the issuance, sale, redemption, ownership or disposition of any of the Gen-X Holdings Stock or other securities of Gen-X Holdings. There are no stock appreciation rights, phantom shares, cash performance units or other similar rights issued by Gen-X Holdings.

     4.4  Effect of Agreement.  The execution, delivery and performance of
          -------------------
this Agreement and the Ancillary Agreements by the Owners, Gen-X Holdings and Gen-X Equipment (to the extent they are a party thereto or bound thereby), and the consummation by each of them of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate actions by their board of directors and/or shareholders (b) do not constitute a breach or violation of, or a default under, the respective certificates of incorporation or bylaws (or other organization documents), as the case may be, of the Owners, or any of the Gen-X Companies, (c) do not constitute a breach or violation of, or a default under, any Contract to which any Owner or any of the Gen-X Companies is a party or by which any Owner or any of the Gen-X Companies or their respective Assets or businesses is bound and which is Material to either Gen-X Holdings or Gen-X Equipment, (d) do not constitute a violation of any Law or Judgment applicable to the Owners or any of the Gen-X Companies or to the businesses or Assets of any Owner or any of the Gen-X Companies, (e) do not constitute a violation of, and do not result in the revocation, restriction, suspension or modification of any Permit of any of the Gen-X Companies, (f) do not accelerate or otherwise modify any Obligation of any Owner or any of the Gen-X Companies, (g) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, the Gen-X Equipment Stock, the Gen-X Holdings Stock or in the businesses or Assets of any of the Gen-X Companies, and (h) except for the Consents set forth on
Schedule 4.4 (the "Gen-X Required Consents"), do not require the Consent of any
------------
Person. This Agreement constitutes, and the Ancillary Agreements when executed and delivered will constitute, the valid and legally binding agreements of the Owners, Gen-X Holdings and Gen-X Equipment enforceable against each of them (to the extent they are a party thereto or bound thereby) in accordance with their respective terms.

     4.5  Financial and Corporate Records.  Except as set forth on Schedule
          -------------------------------                          --------
4.5, the Gen-X Companies' books and records are and have been properly prepared
---
and maintained in form and substance adequate for preparing audited financial statements in accordance with U.S. GAAP and Canadian GAAP, as applicable, and fairly and accurately reflect all of the Gen-X Companies' Assets and Obligations and all Contracts and transactions to which any of the Gen-X Companies is or was a party or by which any of the Gen-X Companies or any of their respective businesses or Assets is or was affected. True and complete copies of the certificates of incorporation and by-laws (or other organizational documents) of the Gen-X Companies in full force and effect on the date hereof are attached to

Schedule 4.5.  Except as set forth on Schedule 4.5, the minute books of the Gen-
------------
X Companies, copies of which have been delivered or made available to Global, contain accurate and complete minutes of all meetings of the Gen-X Companies' respective shareholders and boards of directors, accurate and complete written statements of all actions taken by the Gen-X Companies' respective shareholders and boards of directors without a meeting, and accurate and complete records of the issuance and transfer of the stock of the Gen-X Companies since their respective dates of incorporation. Schedule 4.5 sets forth a list of (a) the
                                    ------------
names and titles of the directors and officers of the Gen-X Companies, (b) all bank accounts, securities accounts, other accounts, safe deposit boxes and safes of the Gen-X Companies, the names of the banks, securities firm or other financial institution or Person where any such account, safe deposit box or safe is located and the names of all Persons who have access thereto or who are authorized to make withdrawals therefrom, and (c) the names of all Persons authorized by proxies, powers of attorney or other instruments to act on behalf of any of the Gen-X Companies concerning its business or Assets.

     4.6  Compliance with Law.  The Gen-X Companies' operations, the conduct
          -------------------
of the Gen-X Companies' businesses as and where such businesses have been or presently are conducted, and the Gen-X Companies' Assets and their uses comply with all Laws and Judgments applicable to the Gen-X Companies, and their respective operations, businesses or Assets, except where the failure to so comply would not be Material to either Gen-X Holdings or Gen-X Equipment, and none of the Gen-X Companies has received written notice that it is not in compliance. Except as set forth on Schedule 4.6, the Gen-X Companies have
                                    ------------
obtained and hold all Permits required for the lawful operation of their respective businesses as and where such businesses are presently conducted, except where the failure to do so would not be Material to either Gen-X Holdings or Gen-X Equipment. All Permits held by the Gen-X Companies that are necessary or Material to either Gen-X Holdings or Gen-X Equipment are listed on Schedule
                                                                      --------
4.6, and copies of such Permits have been delivered to Global.
---

     4.7  Financial Statements.  The Owners have delivered to Global copies of
          --------------------
(a) the audited consolidated balance sheets of Gen-X Holdings as of September 30, 1997, and the related consolidated statements of income and retained earnings of Gen-X Holdings for the year then ended, including the notes thereto, accompanied by the report of Arthur Anderson & Co., independent certified public accountants (the "Gen-X Annual Financial Statements"), and (b) the unaudited consolidated balance sheets of Gen-X Holdings as of March 31, 1998, and the related consolidated statements of income and retained earnings of Gen-X Holdings for the six-month period ended March 31, 1998 (the "Gen-X Interim Financial Statements"). The Gen-X Annual Financial Statements and the Gen-X Interim Financial Statements, including the notes thereto, have been prepared in accordance with U.S. GAAP under the accounting rules and regulations of Canada consistently applied, and fairly present the financial condition and results of operations of Gen-X Holdings as of the dates and for the periods indicated, and in the case of the Gen-X Interim Financial Statements, all adjustments which are necessary for a fair presentation of such financial statements (consisting only of normal recurring adjustments) have been made.

     4.8  Accounts Receivable.  All Accounts Receivable of the Gen-X Companies
          -------------------
that are reflected on the Closing Date Balance Sheets, the Gen-X Annual Financial Statements or the Gen-X Interim Financial Statements (the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Gen-X Companies, and none of such Accounts Receivable represent consignment or conditional arrangements. Unless paid prior to the Closing Date, except as set forth in Schedule 4.8, the Accounts Receivable are or will be as
                       ------------
of the Closing Date current and collectible net of the respective allowances shown on the Closing Date Balance Sheets, the Gen-X Annual Financial Statements or the Gen-X Interim Financial Statements, as the case may be (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     4.9  Gen-X Inventory.  All Inventory of the Gen-X Companies, whether or
          ---------------
not reflected on the Closing Date Balance Sheets, the Gen-X Annual Financial Statements or the Gen-X Interim

Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Closing Date Balance Sheets, the Gen-X Annual Financial Statements and the Gen-X Interim Financial Statements. "ll Inventory of the Gen-X Companies not written off has been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of Inventory of the Gen-X Companies are not excessive, but are reasonable in the present circumstances of the Gen-X Companies.

     4.10  Operations Since March 31, 1998.  Except as set forth on Schedule
           -------------------------------                          --------
4.10, since March 31, 1998:
----

          (a) Except in the ordinary course of its business consistent with its past practices, none of the Gen-X Companies has (i) created or assumed any Encumbrance upon any of its business or Assets, (ii) incurred any Obligation,
(iii) made any loan or advance to any Person, (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person, (v) committed for any capital expenditure, (vi) sold, abandoned or otherwise disposed of any of its business or Assets, (vii) purchased, leased or otherwise acquired any business, Assets or capital stock of any other Person, (viii) settled any dispute, waived any right or canceled any Obligation, (ix) assumed, entered into or amended any Contract other than this Agreement and the Ancillary Agreements, or canceled or terminated any Contract other than in accordance with its terms, (x) hired any new officer, employee, salesman, agent or representative or increased, or authorized an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives, or
(xi) done anything else outside the ordinary course of business, whether or not specifically described in any of the foregoing clauses.

          (b) Even in the ordinary course of its business consistent with its past practices, none of the Gen-X Companies has (i) declared, paid or set aside for payment any dividend or other distribution, or made any direct or indirect redemption, retirement or acquisition of any shares of its capital stock, (ii) made any change in its accounting policies or practices, (iii) made any loan or advance, or paid any bonus, to any of its shareholders, officers, directors, consultants, affiliates or associates, (iv) paid directly or indirectly any of its Obligations before it became due in accordance with its terms, (v) issued, or authorized the issuance, of any shares or other securities or granted any rights with respect to its shares or other securities, (vi) amended its certificate of incorporation or bylaws (or other organization documents), or merged with or into, consolidated with, completely or partially liquidated or dissolved, or was involved in any other business combination with any other Person, (vii) changed, or authorized a change in, the rights of its outstanding capital stock or the character of its business, (viii) adopted or amended any Employee Benefit Plan, or (ix) done any of the other things described in Section 4.10(a) involving an amount exceeding $25,000 in any single case or an aggregate amount exceeding $50,000 for any series of related transactions, other than the purchase of Inventory.

          (c) There has been no casualty loss (whether or not covered by insurance) affecting any of the Gen-X Companies that was or is Material to either Gen-X Equipment or Gen-X

Holdings, and there has been no event or occurrence adversely affecting any of the Gen-X Companies that was or is Material to either Gen-X Equipment or Gen-X Holdings.

     4.11  Tangible Property.  Schedule 4.11 sets forth a list, as of March
           -----------------   -------------
31, 1998 of all of the Gen-X Companies' Tangible Property, by category, including the cost, accumulated depreciation and net book value for each category. Each of the Gen-X Companies has good and marketable title to its Tangible Property including, without limitation, all such Tangible Property reflected in the Gen-X Interim Financial Statements, except for Tangible Property sold since March 31, 1998 in the ordinary course of business consistent with past practice. Except as indicated on Schedule 4.11, none of such Tangible
                                            -------------
Property is subject to any Encumbrance except: (i) Encumbrances securing Obligations reflected on the Gen-X Equipment Interim Financial Statements with respect to which no default exists; or (ii) Encumbrances for current taxes not yet due or for taxes being contested in good faith as to which adequate reserves have been provided. All Tangible Property owned by or under lease to any of the Gen-X Companies is in good condition, ordinary wear and tear (other than that which materially detracts from the value or impairs the present use of the property) excepted, and are sufficient for the Gen-X Companies' operations as presently conducted. Except as set forth on Schedule 4.11, all of the Gen-X
                                             -------------
Companies' Tangible Property is located at the Gen-X Companies' offices or facilities, and the Gen-X Companies have the full and unqualified right to require the immediate return of any of their respective Tangible Property which is not located at the Gen-X Companies' offices or facilities. The product moulds included in the Gen-X Companies' Tangible Property have an aggregate fair market value equal to or greater than the book value of such moulds, are being used to produce products and have a useful life at least equal to the period over which they are being amortized.

     4.12  Real Property.
           -------------

          (a) Schedule 4.12 is a detailed list of all Real Property owned or
              -------------
leased by any of the Gen-X Companies, showing cost, accumulated depreciation and net book value for all owned Real Property. Except as set forth on Schedule
                                                                    --------
4.12, the Gen-X Companies hold fee simple title to all of their owned Real
----
Property, free and clear of any Encumbrances. Copies of all deeds, title searches, title opinions, surveys, plot plans and appraisals held by the Gen-X Companies with respect to their owned Real Property have been delivered to Global. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, or except as set forth on Schedule 4.12, none
                                                             -------------
of the Real Property owned or leased by the Gen-X Companies, nor the construction, occupancy, maintenance or use thereof, is in violation of any Contract or Law, and no notice from any lessor, governmental body or other Person has been received by the Gen-X Companies or served upon any such Real Property claiming any violation of any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alterations or installations, except where the violation, claimed violation or required actions are not and would not be Material to the Gen-X Companies. Except as set forth on Schedule 4.12, to the best knowledge and belief of each of DMJ, Salter and
   -------------
Finkelstein without independent investigation, all Real Property owned or leased by the Gen-X Companies is structurally sound, in good condition and repair, and is sufficient for the Gen-X Companies' operations as presently conducted. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, without independent investigation, no Proceedings are pending which would affect the zoning or use of any Real Property owned or leased by the Gen-X Companies. The Gen-X Companies have not placed or caused to be placed, and none of DMJ, Salter or Finkelstein has any knowledge or, except as set forth in Schedule 4.12, belief that there exists, any Hazardous
                -------------
Substances on or under any of the Gen-X Companies' Real Property. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, there are no soil or subsoil conditions at any of the Gen-X Companies' undeveloped Real Property that would restrict, impair or prohibit the use of all or any portion thereof for further development similar to the Gen-X Companies' developed Real Property. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, no portion of any of the Gen-X Companies' Real Property is within an identified flood plain or other designated flood hazard area as established under any Law or otherwise by any Governmental Authority. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, all of the Gen-X Companies' Real Property has direct legal access to, abuts, and is served by a publicly dedicated and maintained road, which road does and shall provide a valid means of ingress and egress thereto and therefrom, without additional expense to Global. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, all utilities (including water, gas, telephone, electricity, sanitary and storm sewers) are currently available to all of the Gen-X Companies' Real property at normal and customary rates, and are adequate to serve such Real Property for the Gen-X Companies' current use thereof. No asbestos-containing materials are or were installed or exposed in any of the Gen-X Companies' Real Property, through demolition, renovation or otherwise, at any time during the Gen-X Companies' ownership thereof or, to the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, before the Gen-X Companies' ownership thereof. No electrical transformers, fluorescent light fixtures with ballasts, or other equipment containing PCB's are or were located on any of the Gen-X Companies' Real Property at any time during the Gen-X Companies' ownership thereof or, to the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, before the Gen-X Companies' ownership thereof. No storage tanks for any Hazardous Substances are or were located on any of the Gen-X Companies' Real Property at any time during the Gen-X Companies' ownership thereof or, to the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, before the Gen-X Companies' ownership thereof. To the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, none of the Gen-X Companies' Real Property is on any federal or state "Superfund" list or any similar list maintained by any Governmental Authority with respect to sites requiring cleanup due to contamination by Hazardous substances. None of the Gen-X Companies' Real property has been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Substances at any time during the Gen-X Companies' ownership thereof or, to the best knowledge and belief of each of DMJ, Salter and Finkelstein without independent investigation, before the Gen-X Companies' ownership thereof. No condemnation or expropriation proceeding is pending or, to the knowledge of DMJ, Salter and Finkelstein without independent investigation, threatened against any of the Real Property.

          (b) Except as set forth in Schedule 4.12:

          (i) none of the Real Property currently or, to the knowledge of DMJ, Salter and Finkelstein without independent investigation, formerly owned, leased or used by the Gen-X Companies or over which the Gen-X Companies have or have charge, management or control have ever been used by any Person as a waste disposal site or as a licensed landfill;

          (ii) to the knowledge of DMJ, Salter and Finkelstein without independent investigation, no properties adjacent to any of the Gen-X Companies' Real Properties are contaminated;

               (iii) none of the Gen-X Companies have transported, removed or disposed of any waste to a location outside of Canada;

          (iv) to the knowledge of DMJ, Salter and Finkelstein without independent investigation, there are no contaminants located in the ground or in groundwater under any of the Gen-X Companies' Real Property;

          (v) the Gen-X Companies have not been required by any Governmental Authority to (A) alter any of the Real Property in a material way in order to be in compliance with environmental laws, or (B) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any Real Property;

     4.13  Software and Intangibles.
           ------------------------

          (a) Schedule 4.13 sets forth a list and description of all Software
              -------------
and Intangibles owned or used by any of the Gen-X Companies. Each of the Gen-X Companies has good and marketable title to all Software and Intangibles owned by it, free and clear of all Encumbrances. None of the Software or Intangibles owned or used by any of the Gen-X Companies, or their respective past or current uses, has violated or infringed upon or is violating or infringing upon any patent, copyright, trade secret, industrial or other proprietary right or Intangible of any Person, except where such violation or infringement would not be Material to either Gen-X Equipment or Gen-X Holdings. To the knowledge of DMJ, Salter and Finkelstein, no Person is violating or infringing upon any Software or Intangibles owned by any of the Gen-X Companies. No Software or Intangibles owned by any of the Gen-X Companies is owned by or registered in the name of any current or former shareholder, director, officer, employee, salesman, agent, representative or contractor of any of the Gen-X Companies, nor does any such Person have any interest therein or right thereto.

          (b) The Gen-X Companies have devised a plan that will ensure that the information technology systems (including hardware, Software and any equipment that may be controlled by embedded chips, as well as all databases) used, in whole or in part in, or required for, the carrying on of the Gen-X Companies' operations in the manner heretofore carried on, will operate prior to, during and after the calendar year 2000 A.D. without error relating to date-related data. The Gen-X Companies will be able to implement such plan without any material cost to the Gen-X Companies.

     4.14  Obligations.  Except as set forth on Schedule 4.14, none of the
           -----------                          -------------
Gen-X Companies has any Obligations other than (a) those Obligations reflected on the Gen-X Interim Financial Statements, (b) Obligations under the Real Estate Contracts listed on Schedule 4.12, the Specified Contracts listed on Schedule
                   --------------                                    --------
4.15, any Contracts not required to be listed on Schedule 4.15, Employee Benefit
----                                             -------------
Plans listed on Schedule 4.17 and the Insurance Policies listed on Schedule 4.20
                -------------                                      -------------
that were not required to be reflected on the Gen-X Interim Financial Statements, and (c) Obligations incurred since March 31, 1998 and not in breach or violation of any of the representations or warranties of Section 4.10 and/or the covenants of Section 7.2.

     4.15  Contracts.
           ---------

          (a) Schedule 4.15 is a detailed list of all of the following types of
              -------------
Contracts to which any of the Gen-X Companies is a party or by which any of the Gen-X Companies or its business or Assets is bound, (collectively, the "Specified Contracts"), grouped into the following categories: (i) purchase orders with or other commitments to vendors or factories, (ii) loan agreements, mortgages, notes, and other financing Contracts, (iii) Contracts for the purchase, lease, license and/or maintenance of Tangible Property or Software under which any of the Gen-X Companies is the purchaser, licensee, lessee or user, and other supplier Contracts that are Material to either Gen-X Holdings or Gen-X Equipment, (iv) Contracts with current or former officers, directors, employees, consultants, representatives or agents (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 4.17, oral Contracts with
                                            -------------
employees in the United States for "at will" employment or oral contracts with employees in Canada and Contracts with managing general agents or insurance agents or brokers), (v) Contracts under which any of the Gen-X Companies agrees to indemnify any Person, share the tax liability of any Person, or guarantee any Obligation of any Person, or any similar Contract, (vi) Contracts containing covenants of any of the Gen-X Companies not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with any of the Gen-X Companies in any line of business or in any geographical area, and (vii) other Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 4.20) that are Material to
                                        -------------
either Gen-X Holdings or Gen-X Equipment. A description of each oral Specified Contract is included on Schedule 4.15, and copies of each written Specified
                        -------------
Contract have been delivered to Global.

          (b) Except as set forth on Schedule 4.15, (i) with respect to each of
                                     -------------
the Specified Contracts, none of the Gen-X Companies is in default thereunder or would be in default thereunder, with or without notice and/or lapse of time, except where such default would not be Material to either Gen-X Holdings or Gen-X Equipment, (ii) to the knowledge of DMJ, Salter and Finkelstein, none of the other parties to any Specified Contract is in default thereunder or would be in default thereunder, with or without notice and/or lapse of time, except where such default would not be Material to either Gen-X Holdings or Gen-X Equipment,
(iii) none of the Gen-X Companies has given or received any notice of default or notice of termination with respect to any Specified

Contract, and each Specified Contract is in full force and effect in accordance with its terms, and (iv) there are no currently outstanding proposals or offers submitted by or to any of the Gen-X Companies which, if accepted, would result in a legally binding Contract of any of the Gen-X Companies involving an amount or commitment exceeding $25,000 in any single case or an aggregate amount or commitment exceeding $50,000 for any series of related transactions.

     4.16  Employees and Independent Contractors.
           -------------------------------------

          (a) Schedule 4.16(a) sets forth a list of all employees of any of the
              ----------------
Gen-X Companies and (i) their titles or responsibilities, (ii) their social security and social insurance numbers (or other tax identification) numbers and states or provinces of residence, (iii) their dates of hire, (iv) their current salaries or wages, (v) their last compensation changes and the dates on which such changes were made, (vi) any specific bonus, commission or incentive plans or agreements for or with them, together with all bonuses, commissions and incentives paid to them at any time during the past twelve months (if not set forth in a Contract listed on described on Schedule 4.15), and (viii) any
                                           -------------
outstanding loans or advances made to them. Except as limited by any employment Contracts listed on Schedule 4.15 and except for any limitations of general
                    -------------
application which may be imposed under applicable employment Laws or the common law, each of the Gen-X Companies has the right to terminate the employment of each of its employees and without incurring any penalty or liability. Each of the Gen-X Companies is in full compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity, wages and hours of work, except where the failure to so comply is not and would not be Material to either Gen-X Holdings or Gen-X Equipment. None of the Gen-X Companies has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any of the Gen-X Companies. Since January 1, 1995, none of the Gen-X Companies has experienced any labor problem that was or is Material to either Gen-X Holdings or Gen-X Equipment. Each of the Gen-X Companies' relations with its employees are currently on a good and normal basis. Since January 1, 1998, no employee of any of the Gen-X Companies having an annual salary of $50,000 or more has indicated an intention to terminate his or her employment with any of the Gen-X Companies.

          (b) Schedule 4.16(b) sets forth a list of all sales representatives,
              ----------------
consultants, agents and independent contractors engaged by any of the Gen-X Companies and (i) their social security or social insurance (or other tax identification) numbers and states or provinces of residences, (ii) their payment arrangements (if not set forth in a Contract listed or described on Schedule 4.15), and (iii) a brief description of their jobs or projects currently in progress for any of the Gen-X Companies.

     4.17  Employee Benefit Plans.
           ----------------------

          (a) Except as set forth on Schedule 4.17, none of the Gen-X Companies
                                     -------------
has established or sponsors, maintains or contributes to, or has any ongoing Obligations with respect to, any Employee Benefit Plan. Schedule 4.17 includes
                                                         -------------
an accurate description of each Employee

Benefit Plan that is currently in effect or as to which any of the Gen-X Companies has any ongoing Obligation, which description indicates the employees covered or affected thereby and all of the Obligations of any of the Gen-X Companies thereunder. The Employee Benefit Plans are duly registered where required by, and are in good standing under, all applicable Laws. Copies of all Employee Benefit Plans described on Schedule 4.17 and all written materials
                                    -------------
used by any of the Gen-X Companies to describe its Employee Benefit Plans to employees have been delivered to Global. Except as set forth on Schedule 4.17,
                                                                -------------
none of the Gen-X Companies is a party to any Contract to create, or has proposed to create, any additional Employee Benefit Plan or to continue, modify, change or terminate any of its current Employee Benefit Plans in any respect that would be Material to either Gen-X Holdings or Gen-X Equipment.

          (b) If permitted or required by applicable Law, each of the Gen-X Companies has properly submitted, or intends to properly submit, all of its Employee Benefit Plans described on Schedule 4.17, for the purpose of meeting
                                    -------------
the requirements of all applicable Laws, to the appropriate Governmental Authority for its approval within the time prescribed therefor.

          (c) With respect to Employee Benefit Plans described on Schedule 4.17,
                                                                  -------------
(i) each of the Gen-X Companies have made all payments required to be made by them to date, have accrued (in accordance with U.S. GAAP or Canadian GAAP, as applicable, consistently applied) all payments due but not yet payable as of the date of this Agreement, and shall have made on or before the Closing Date all
payments due as of the Closing Date,   (ii) no past service funding liabilities
exist, (iii) there are no Proceedings pending or threatened (other than routing claims for benefits) relating to any of the Employee Benefit Plans, (iv) there is no requirement to provide post-retirement profit sharing, medical or health benefits to employees of any of the Gen-X Companies (v) each of the Gen-X Companies has operated and currently operates each such plan in compliance with the plan documents and all applicable Laws, except where the failure to so comply would not be Material to either Gen-X Holdings or Gen-X Equipment, and
(vi) there has not been any termination or partial termination of such plan (including, but not limited to, any termination or partial termination attributable to the transactions contemplated by this Agreement).

          (d) There are no circumstances arising out of the sponsorship by any of the Gen-X Companies of any Employee Benefit Plan that will result in any of the Gen-X Companies having any Obligations with respect thereto, other than Obligations for contributions, benefit payments, administrative costs and liabilities incurred in the ordinary course of business consistent with past practices. There would be no Obligations of any of the Gen-X Companies under any applicable Law if any of its Employee Benefit Plans were terminated as of the Closing Date (other than Canadian Laws). None of the Gen-X Companies has incurred, and will not incur, any Obligation to any Governmental Authority with respect to any of its Employee Benefit Plans. None of the Gen-X Companies has incurred, and will not incur, any withdrawal liability, and none of the Gen-X Companies have or will have, any contingent withdrawal liability, with respect to any Employee Benefit Plan under any applicable Law. No event has occurred, and no circumstances currently exist, that do or will result in any penalty being assessed pursuant to any tax being imposed under, or any liability for breach of fiduciary or other responsibility under, any applicable Law, in connection with any Employee Benefit Plan that has been established, maintained or contributed to by any of the Gen-X Companies or any other entity or entities affiliated or associated with any of the Gen-X Companies.

     4.18  Taxes.  Except as set forth in Schedule 4.18 or as provided below
           -----
with respect to the period from October 1, 1997 through the Closing Date, each of the Gen-X Companies has timely filed all Tax Returns required to be filed by them, all of which were accurately prepared, and paid all Taxes required to be paid. Each of the Gen-X Companies has properly withheld from payments to its employees, contractors, salesmen, agents, representatives, vendors and other Persons all amounts required by Law to be withheld, and each of the Gen-X Companies has timely filed all Tax Returns required to be filed by it with respect to such withholdings. There are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of tax or the filing of any tax return by, or any payment of any tax by any of the Gen-X Companies, no notice of assessment or reassessment has been received and to the knowledge of DMJ, Salter and Finkelstein, no examination of any tax return of any of the Gen-X Companies is
currently in progress.   Each of the Gen-X Companies has duly paid or made
adequate provision on the Gen-X Financial Statements for the fiscal year ended September 30, 1997, and on its books and records for the period October 1, 1997 to the Closing Date, for the payment of all Taxes required to be paid by them including, without limitation, any Taxes which may arise directly or indirectly as a result of the transactions contemplated herein (which, for these purposes, shall include the disposition by Gen-X Holdings in whole or part of ownership interest in the capital stock of Gen-X Equipment prior to the sale of Gen-X Holdings to Global). Copies of all Tax Returns filed by each of the Gen-X Companies since inception have been delivered to Global. The Tax Returns of the Gen-X Companies have been audited by the appropriate Governmental Authority as set forth on Schedule 4.18, for all fiscal years through and including the date
             -------------
set forth on Schedule 4.18, and except as indicated on Schedule 4.18, no audit
             -------------                             -------------
or other Proceeding is pending or threatened against any of the Gen-X Companies, no notice of deficiency or adjustment has been received by any of the Gen-X Companies, by or from any Governmental Authority, and no Tax is being contested by any of the Gen-X Companies. All deficiencies asserted or threatened by any Governmental Authority relating to any of the Gen-X Companies have been paid, fully satisfied or adequately provided for on the books and records of the Gen-X Companies. The statutes of limitations on assessment or relevant periods to reassess under applicable Tax Laws with respect to the Tax Returns of each of the Gen-X Companies through the fiscal year ended September 30, 199__, have expired and there are no agreements or waivers in effect which provide for an extension of time for the assessment of any Tax against any of the Gen-X Companies. Except as set forth on Schedule 4.18, none of the Gen-X Companies is
                                   -------------
a party to, is bound by or has any obligation under any tax sharing or similar agreement. Gen-X Equipment is a registrant for purposes of the tax imposed under Part IX of the Excise Tax Act (Canada). Except as set forth on Schedule 4.18, none of the Owners is a non-resident of Canada within the meaning of the Income Tax Act (Canada)

     4.19  Proceedings and Judgments.  Except as described on Schedule 4.19,
           -------------------------                          -------------
(a) no Proceeding is currently pending or, to the knowledge of DMJ, Salter or Finkelstein, threatened, nor has any Proceeding occurred at any time since January 1, 1995, to which any of the Gen-X Companies is or was a party, or by which the Gen-X Holdings Stock, the Gen-X Equipment Stock, the business or Assets of any of the Gen-X Companies is or was affected, except any such Proceeding that was not and would not be Material to either Gen-X Holdings or Gen-X Equipment and there is no basis known to DMJ, Salter or Finkelstein for any such Proceeding, (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1995, against any of the Gen-X Companies, or by which the Gen-X Holdings Stock, the Gen-X Equipment Common Shares, the business or Assets of any of the Gen-X Companies or the Assets of any other Person which are used by any of the Gen-X Companies, is or was affected, except any such Judgment that was not and would not be Material to either Gen-X Holdings or Gen-X Equipment, and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of DMJ, Salter or Finkelstein, threatened by or against any of the Gen-X Companies, except where any such claim would not be Material to either Gen-X Holdings or Gen-X Equipment, and there is no basis known to DMJ, Salter or Finkelstein for any such claim. "s to each matter described on Schedule 4.19, copies of all pertinent pleadings, judgments,
             -------------
orders, correspondence and other documents have been delivered to Global.

     4.20  Insurance.  Schedule 4.20 is a list and description of all
           ---------   -------------
Insurance Policies currently owned or maintained by any of the Gen-X Companies (excluding Insurance Policies that constitute Employee Benefit Plans described on Schedule 4.15) and all liability and errors and omissions Insurance Policies
   -------------
owned or maintained by any of the Gen-X Companies and/or any of its predecessors at any time since January 1, 1995. Except as indicated on Schedule 4.20, all
                                                           -------------
such Insurance Policies are or were on an "occurence" rather than a "claims made" basis. Copies of all Insurance Policies described on Schedule 4.20 have
                                                            -------------
been delivered to Global. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 4.20. There
                                                         -------------
are no claims Material to either Gen-X Holdings or Gen-X Equipment that are pending under any of the Insurance Policies described on Schedule 4.20. None of
                                                         -------------
the Gen-X Companies has received any notice of cancellation with respect to any of its current Insurance Policies, each of which is in full force and effect, and there is no basis for the insurer thereunder to terminate any of the current Insurance Policies of any of the Gen-X Companies.

     4.21  Questionable Payments.  None of the Gen-X Companies or any of its
           ---------------------
current or former shareholders, directors, officers, representatives, agents or employees (when acting in such capacity or otherwise on behalf of any of the Gen-X Companies or any of its predecessors), (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977 or any similar provisions of any Laws, (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties, (e) has made any false or fictitious entries on the books and records of any of the Gen-X Companies, or (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     4.22  Related Party Transactions.  Except as described on Schedule 4.22,
           --------------------------                          -------------
any employment Contracts listed on Schedule 4.15, and any Contracts or other
                                   -------------
arrangements or transactions that do not have any prospective effect and which were accounted for properly in accordance with U.S. GAAP or Canadian GAAP, as applicable, there are no Contracts or other arrangements or transactions of any nature between any of the Gen-X Companies and any current or former shareholder, partner, director, officer or controlling Person of any of the Gen-X Companies or any other Person affiliated with any of the Gen-X Companies.

     4.23  Brokerage Fees.  Global is not responsible for the payment to any
           --------------
Person acting on behalf of any of the Owners for any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

     4.24  Investment Matters.  The shares of Global Stock to be issued to
           ------------------
DMJ, Salter and/or Finkelstein hereunder are being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution in violation of the Securities Act of 1933, as amended (the "1933 Act"). DMJ, Salter and Finkelstein have received and examined Global's Public Reports, have had the opportunity to ask questions and receive answers from Global concerning Global, and have been furnished with all other information about Global which they have requested. Each of DMJ, Salter and Finkelstein believes that it or he has been fully apprised of all facts and circumstances necessary to permit it or him to make an informed decision about acquiring shares of Global Stock, that it or he has sufficient knowledge and experience in business and financial matters, that it or he is capable of evaluating the merits and risks of an investment in Global Stock, and that it or he has the capacity to protect their own interests in connection with the transactions contemplated hereby. Each of DMJ, Salter and/or Finkelstein is an "accredited investor" as defined in Regulation D under the 1933 Act. Each of DMJ, Salter and Finkelstein has been advised by Global and understands that (a) the shares of Global Stock to be issued hereunder will not be registered under the 1933 Act or any securities Law of any Governmental Authority, (b) such shares must be held indefinitely unless and until they are subsequently registered under the 1933 Act and all other applicable securities Laws or an exemption from registration becomes available, (c) the certificates representing such shares shall bear appropriate restrictive legends, and (d) Global shall have the right to direct the transfer agent of Global Stock to place a stop order against such certificates.

     4.25  Full Disclosure.  No representation or warranty made by the Owners
           ---------------
in this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading. The copies of documents attached as Schedules to this Agreement or the Ancillary Agreements or otherwise delivered to Global in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, are accurate and complete and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to Global's understanding thereof. There is no fact known to DMJ,

Salter or Finkelstein, that has not been disclosed to Global in the Schedules to this Agreement or the Ancillary Agreements or otherwise in writing, that was or is, or so far as DMJ, Salter and Finkelstein can reasonably foresee will be, Material to either Gen-X Holdings or Gen-X Equipment or Material to the ability of the Owners to perform their obligations under this Agreement and the Ancillary Agreements.

     4.26  Accounts Payable.  Schedule 4.26 is a detailed list, as of March
           ----------------   -------------
31, 1998, of the Gen-X Companies' Accounts Payable, itemized by payee, showing payee names, individual invoice dates, individual invoice amounts and individual invoice due dates.

     4.27  Disposition by Gen-X Holdings of Gen-Equipment Stock.  The
           ----------------------------------------------------
disposition by Gen-X Holdings of its ownership interest in Gen-X Equipment prior to the Closing Date was effected in compliance with all applicable Laws and did not and will not result in any Obligation of Gen-X holdings or any other Gen-X Company to pay any Tax in connection therewith.

SECTION 5:  REPRESENTATIONS AND WARRANTIES OF GLOBAL
---------   ----------------------------------------

     Knowing that the Owners are relying thereon, Global represents and warrants to the Owners as follows:

     5.1  Organization and Authority.  Global is a corporation duly organized,
          --------------------------
validly existing and in good standing under the Laws of the State of Delaware. Global possesses the full corporate power and authority to own its Assets, conduct its business as and where presently conducted, and enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which it is a party or by which it is bound and the transactions contemplated thereby.

     5.2  Subsidiaries.  Global's Subsidiaries are duly organized, validly
          ------------
existing, and in good standing under the laws of their respective jurisdictions of incorporation. Global's Subsidiaries have the full corporate power and authority to own their Assets and conduct their business as and where such businesses are presently conducted. All of the issued and outstanding capital stock of Global's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, with no liability attaching to the ownership thereof, and are not subject to, and were not issued in violation of, any preemptive rights. All shares of Global's Subsidiaries are owned by Global, free and clear of all Encumbrances, and there are no voting trusts or other arrangements or understandings in favor of any Person other than Global with respect to the voting of the capital stock of Global's Subsidiaries. There are no outstanding Contracts or other rights relating to the issuance, sale, redemption, or disposition of any shares of capital stock or other interests of Global's Subsidiaries or any other securities of Global's Subsidiaries.

     5.3  Global Stock.  The authorized capital stock of Global consists of
          ------------
(i) 20,000,000 shares of Global Common Stock, of which 10,418,711 shares are issued and outstanding, and (ii) 1,000,000 shares of Global Preferred Stock, of which no shares are issued and outstanding. As of March 31, 1998, the aggregate number of shares of Global Common Stock issuable pursuant to outstanding options or warrants was 921,015. The shares of Global Common Stock and Global Preferred Stock to be issued as part of the Purchase Price for the Gen-X Holdings Stock, when issued in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, with no liability attaching to the ownership thereof, and are not subject to, and were not issued in violation of, any preemptive rights. Except for the outstanding options and warrants referred to in this
Section 5.3 and as contemplated by this Agreement and Ancillary Agreements, there are no outstanding contracts or other rights relating to the issuance, sale, redemption or disposition by Global of any shares of Global Capital Stock.

     5.4  Effect of Agreement.  The execution, delivery and performance of
          -------------------
this Agreement and the Ancillary Agreements by Global, and the consummation by Global of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate actions by its board of directors, (b) do not constitute a breach or violation of, or a default under, Global's certificate of incorporation or bylaws, (c) do not constitute a breach or violation of, or a default under, any Contract to which Global is a party or by which Global or its Assets or business are bound and which is Material to Global, (d) do not constitute a violation of any Law or Judgment applicable to Global or its Assets or business, (e) do not constitute a violation of, and do not result in the revocation, restriction, suspension or modification of any Permit, (f) do not accelerate or otherwise modify any Obligation of Global, (g) do not result in the creation of any Encumbrance upon, or give to any other Person any interest in, Global's Stock or in the business or Assets of Global, and (h) except for the Consents set forth on Schedule 5.4 (the "Global Required
                                             ------------
Consents") do not require the Consent of any Person other than applicable requirements of the 1934 Act. This Agreement constitutes, and the Ancillary Agreements when executed and delivered will constitute, the valid and legally binding agreements of Global, enforceable against Global in accordance with their respective terms.

     5.5  Compliance with Law.  Global's operations, the conduct of Global's
          -------------------
business as and where such business has been or presently is conducted, and Global's Assets and their uses comply with all Laws and Judgments applicable to Global and its operations, business or Assets, except where the failure to so comply would not be Material to Global, and Global has not received written notice that it is not in compliance. Except as set forth on Schedule 5.5,
                                                             ------------
Global has obtained and holds all Permits required for the lawful operation of its business as and where such business presently conducted, except where the failure to do so was not, is not and would not be Material to Global.

     5.6  Public Reports.  Global has delivered to the Owners copies of the
          --------------
following reports and documents filed by Global with the SEC ("Public Reports"):
(a) Annual Report on Form 10-K for the year ended December 31, 1997, and (b) the definitive Proxy Statement relating to Global's 1997 Annual Meeting of Shareholders. As of their respective dates, none of the Public Reports contained any untrue statement of fact that was or is Material to Global or omitted any fact that was required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that any such statement or omission has been modified or superseded in a Public Report subsequently filed with the SEC or in any other document, report, release or statement that is publicly available.

     5.7  Financial Statements.  The consolidated balance sheets and related
          --------------------
statements of operations, cash flows and changes in shareholders' equity of Global and its Subsidiaries contained in the Public Reports, including the notes thereto, were prepared in accordance with U.S. GAAP consistently applied, and fairly present the financial condition and results of operations, cash flows and changes in stockholders' equity of Global and its Subsidiaries as of the dates and for the periods indicated, and in the case of unaudited financial statements, all adjustments which are necessary for a fair presentation of such financial statements (consisting of normal recurring adjustments) have been made. Since December 31, 1997, there has been no event or occurrence adversely affecting Global and its Subsidiaries that was or is Material to Global.

     5.8  Taxes.  Global has timely filed all Tax returns and reports required
          -----
to be filed by it, all of which were accurately prepared. Global and its Subsidiaries have properly withheld from payments to its employees, contractors, salesmen, agents, representatives, vendors and other Persons all amounts required by Law to be withheld, and Global and its Subsidiaries have timely filed all information returns and reports required to be filed by it with respect to such withholdings. Global and its Subsidiaries have duly paid or made adequate provision on Global's consolidated balance sheet as of December 31, 1997 for the payment of all Taxes required to be paid by them. Global and its Subsidiaries have been audited by the IRS for all fiscal years through and including the date set forth on Schedule 5.8, and except as indicated on
                                ------------
Schedule 5.8, no audit or other Proceeding is pending or threatened against
------------
Global or any of its Subsidiaries, and no notice of deficiency or adjustment has been received by Global, by or from any governmental taxing authority. All deficiencies asserted by the IRS or any other Governmental Authority relating to Global or any of its Subsidiaries have been paid, fully satisfied or adequately provided for on the books of Global and its Subsidiaries. There are no agreements or waivers in effect which provide for an extension of time for the assessment of any Tax against Global or any of its Subsidiaries.

     5.9  Proceedings and Judgments.  Except as described in Global's Public
          -------------------------
Reports, (a) no Proceeding is currently pending or, to the knowledge of Global, threatened, nor has any Proceeding occurred at any time since January 1, 1998, to which Global is or was a party, or by which Global Stock, the business or Assets of Global is or was affected, except any such Proceeding that would not be Material to Global, and there is no basis known to Global for any such Proceeding, (b) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1998, against Global, or by which Global Stock, the business or Assets of Global or the assets of any other Person which are used by Global, is or was affected, except any such Judgment that would not be Material to Global, and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of Global, threatened by or against Global, except where any such claim is not and would not be Material to Global, and there is no basis known to Global for any such claim.

     5.10  Brokerage Fees.  No Person acting on behalf of Global is entitled
           --------------
to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

     5.11  Full Disclosure.  No representation or warranty made by Global in
           ---------------
this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading. The copies of documents attached as Schedules to this Agreement or the Ancillary Agreements or otherwise delivered to the Owners in connection with the transactions contemplated by this Agreement are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to the Owners' understanding thereof. There is no fact known to Global, that has not been disclosed to the Owner in the Schedules to this Agreement or the Ancillary Agreements or otherwise in writing, that was or is, or so far as Global can reasonably foresee will be, Material to Global or Material to the ability of Global to perform its obligations under this Agreement and the Ancillary Agreements.

     5.12  Investment Canada Act.  Global is a non-Canadian for purposes of
           ---------------------
the Investment Canada Act.

SECTION 6:  REPRESENTATIONS AND WARRANTIES OF THE MINORITY
---------   ----------------------------------------------
            SHAREHOLDERS
            ------------

     Knowing that Global is relying thereon, each of the Minority Shareholders severally represents and warrants to Global as follows:

     6.1  Stock Ownership and Authority.  Such Minority Shareholder owns
          -----------------------------
beneficially and of record the shares of Gen-X Holdings Stock and Gen-X Equipment Stock set forth on Schedule 4.3 attached hereto, free and clear of all
                             ------------
Encumbrances.   Such Minority Shareholder possesses the full legal right, power and authority to enter into and perform this Agreement and the transactions contemplated hereby and the Ancillary Agreements to which it is a party or by which it is bound and the transactions contemplated thereby.

     6.2  Effect of Agreement.  The execution, delivery and performance of
          -------------------
this Agreement and the Ancillary Agreements by such Minority Shareholder (to the extent such Minority Shareholder is a party thereto or bound thereby), and the consummation by such Minority Shareholder of the transactions contemplated hereby and thereby, (a) do not constitute a breach or violation of, or a default under, the organizational documents of such Minority Shareholder (if such Minority Shareholder is a Person other than a natural person) or under any Contract to which such Minority Shareholder is a party or by which such Minority Shareholder is bound; (b) do not constitute a violation of any Law or Judgment applicable to such Minority Shareholder; and (c) do not require the Consent of any Person.

     6.3  Brokerage Fees.  Such Minority Shareholder shall pay and shall
          --------------
otherwise be responsible for any and all brokerage and/or finder's fees payable to any Person acting on behalf of such Minority Shareholder in connection with the transactions contemplated by this Agreement.

     6.4  Investment Matters.  The shares of Global Stock to be issued to such
          ------------------
Minority Shareholder hereunder are being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution in violation of the 1933 Act. Such Minority Shareholder has received and examined Global's Public Reports, has had the opportunity to ask questions and receive answers from Global concerning Global, and has been furnished with all other information about Global which such Minority Shareholder has requested. Such Minority Shareholder believes that such Minority Shareholder has been fully apprised of all facts and circumstances necessary to permit such Minority Shareholder to make an informed decision about acquiring shares of Global Stock, that such Minority Shareholder has sufficient knowledge and experience in business and financial matters, that such Minority Shareholder is capable of evaluating the merits and risks of an investment in Global Stock, and that such Minority Shareholder has the capacity to protect such Minority Shareholder's own interests in connection with the transactions contemplated hereby. Except as set forth on Schedule 6.4, such Minority
                                             ------------
Shareholder is an "accredited investor" as defined in Regulation D, Rule 501(a) promulgated under the 1933 Act. Such Minority Shareholder has been advised by Global and understands that (a) the shares of Global Stock to be issued hereunder will not be registered under the 1933 Act or any securities Law of any other Governmental Authority, (b) such shares must be held indefinitely unless and until they are subsequently registered under the 1933 Act and all other applicable securities Laws or an exemption from registration becomes available,
(c) the certificates representing such shares shall bear appropriate restrictive legends, and (d) Global shall have the right to direct the transfer agent of Global Stock to place a stop order against such certificates.

     6.5  Full Disclosure.  No representation or warranty made by such
          ---------------
Minority Shareholder in this Agreement or the Ancillary Agreements or pursuant hereto or thereto contains any untrue statement of any material fact or omits to state any material fact that is necessary to make the statements made, in the context in which made, not false or misleading.

SECTION 7:  CERTAIN OBLIGATIONS OF THE OWNERS PENDING CLOSING
---------   -------------------------------------------------

     7.1  Investigation.  During the period from the date of this Agreement to
          -------------
the Closing Date, the Owners shall, and shall cause the Gen-X Companies to, (a) permit Global and its authorized representatives to have access to the Gen-X Companies' facilities during normal business hours, to observe the Gen-X Companies' operations, to meet with the Gen-X Companies' officers and employees, and to audit, examine and copy the Gen-X Companies' files, books and records, and other documents and papers, and (b) provide to Global and its authorized representatives all information concerning the Gen-X Companies and their businesses, Assets and financial condition that is reasonably requested by Global.

     7.2  Conduct Pending Closing.  During the period from the date of this
          -----------------------
Agreement to the Closing Date, except with the express prior written consent of
Global:

          (a) The Owners shall cause the Gen-X Companies to conduct their respective businesses in a diligent manner consistent with past practices, and shall, in good faith, use all reasonable efforts to preserve their respective business organizations intact, retaining the services of their respective current officers, employees, salesmen, contractors, agents and representatives, and maintaining the good will of their respective suppliers, customers and other Persons having business relations with any of the Gen-X Companies.

          (b) Except in the ordinary course of its business consistent with its past practices, the Owners shall cause the Gen-X Companies not to, (i) create or assume any Encumbrance upon any of their businesses or Assets, (ii) incur any Obligation, (iii) make any loan or advance to any Person, (iv) assume, guarantee or otherwise become liable for any Obligation of any Person, (v) commit for any capital expenditure, (vi) sell, abandon or otherwise dispose of any business or Assets, (vii) purchase, lease or otherwise acquire any business, Assets or capital stock of any other Person, (viii) settle any dispute, waive any right or claim or cancel any Obligation, (ix) assume, enter into or amend any Contract, or cancel or terminate any Contract other than in accordance with its terms, (x) increase, or authorize an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives, (xi) initiate any Proceeding, or (xii) do anything else outside the ordinary course of business, whether or not specifically described in any of the foregoing clauses.

          (c) Even in the ordinary course of its business consistent with its past practices, the Owners shall cause the Gen-X Companies not to, (i) declare, pay or set aside for payment any dividend or other distribution, or make any direct or indirect redemption, retirement or acquisition of any shares of its capital stock, (ii) make any change in their accounting policies or practices,
(iii) except as required by law, change any of their business policies or practices, (iv) make any loan or advance to any of their shareholders, officers, directors, consultants, affiliates or associates, (v) pay directly or indirectly any of their Obligations before they become due in accordance with their terms,
(vi) issue, or authorize the issuance, of any shares or other securities or grant any rights with respect to its shares or other securities, (vii) amend their certificate of incorporation or bylaws (or other organizational documents), or merge with or into, consolidate with, completely or partially liquidate or dissolve, or be involved in any other business combination with any other Person, (viii) change, or authorize a change in, the rights of their outstanding capital stock or the character of its business, (ix) adopt or amend any Employee Benefit Plan, or (x) do any of the other things described in
Section 7.2(b) involving an amount exceeding $25,000 in any single case or an aggregate amount exceeding $50,000 for any series of related transactions.

          (d) The Owners shall cause the Gen-X Companies not to (i) do or omit to do any act, or permit any act or omission to occur, which will cause a breach or violation of, or a default with or without notice and/or lapse of time under, any of their Contracts, Employee Benefit Plans, Insurance Policies or Permits, except where the breach or violation would not be Material to either Gen-X Holdings or Gen-X Equipment, (ii) begin to engage in any new type of business, or (iii) terminate any part of their businesses that is Material to either Gen-X Holdings or Gen-X Equipment.

          (e) The Owners shall cause the Gen-X Companies to (i) maintain all Real Property and Tangible Property owned or used by the Gen-X Companies in good condition and repair, and, consistent with their past practices, replace any Tangible Property which is damaged beyond repair, destroyed, lost or stolen,
(ii) maintain the Gen-X Companies' Contracts, Permits and Insurance Policies in full force and effect, (iii) comply with all applicable Contracts, Permits, Laws and Judgments, except where the failure to so comply would not be Material to either Gen-X Holdings or Gen-X Equipment, (iv) duly and timely file all Tax Returns required to be filed by them, (v) fully pay when due all Taxes payable by them or assessed against them or any of their respective Assets, and (vi) continue to maintain all of their Employee Benefit Plans in accordance with their respective terms, and (vii) maintain their existence and good standing in their respective jurisdictions of organization.

          (f) The Owners shall not, and shall cause the Gen-X Companies not to,
(i) sell, transfer, give or otherwise dispose of, or create any Encumbrance upon, any of the Gen-X Holdings Stock or the Gen-X Equipment Stock, or (ii) enter into any Contract which requires or commits any of them to take any action or omit to take any action which would be inconsistent with the foregoing provisions of this Section 7.2.

          (g) Notwithstanding the provisions of this Section 7, but subject to the provisions of Section 3.4 (relating to Purchase Price Adjustments), the Owners may cause the Gen-X Companies to pay to Salter and Finkelstein in full payment of their bonuses for the fiscal year ended September 30, 1997, the total, aggregate, sum of One Million Dollars ($1,000,000) (the "1997 Bonus"); provided that the Owners shall have caused the Gen-X Companies to deliver to Global prior to such payment the written consent from the Hongkong Bank approving such payment; and provided further that such payment may only be made to the extent by which it is funded by the line of credit provided to Gen-X Equipment by the Hongkong Bank pursuant to the Loan Agreement.

     7.3  Acquisition Proposals.  The Owners shall not, and the Owners shall
          ---------------------
cause the Gen-X Companies and their respective directors, officers, partners, shareholders, employees, affiliates, associates, advisors, representatives or agents not to, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Global and its officers, employees, representatives and agents) relating to any transaction involving the sale of the business or Assets of any of the Gen-X Companies, or any of the capital stock of any of the Gen-X Companies, or any merger, consolidation, business combination, or similar transaction involving any of the Gen-X Companies, including, without limitation, any management buyout.

     7.4  Consents.  Between the date of this Agreement and the Closing Date,
          --------
the Owners shall, and the Owners shall cause the Gen-X Companies to, in good faith, use all reasonable efforts to obtain as promptly as practicable the Gen-X Required Consents and cooperate with Global in obtaining the Global Required Consents.

     7.5  Advice of Changes.  Between the date of this Agreement and the
          -----------------
Closing Date, the Owners shall promptly advise Global in writing of any fact of which any of them obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement or the Ancillary Agreements (it being understood that any such advice shall not be deemed to modify the representations, warranties or covenants of the Owners contained in this Agreement, the Ancillary Agreements or any written statement, document or certificate delivered by any Owner under or in connection with this Agreement or the Ancillary Agreements).

     7.6  Reasonable Efforts.  The Owners shall, and the Owners shall cause
          ------------------
the Gen-X Companies to, use all reasonable efforts to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable.

SECTION 8:  CERTAIN OBLIGATIONS OF GLOBAL PENDING CLOSING
---------   ---------------------------------------------

     8.1  Public Reports.  Between the date of this Agreement and the Closing
          --------------
Date, Global shall deliver to the Owners, promptly after they are filed with the SEC, all reports and other filings that Global files with the SEC.

     8.2  Consents.  Between the date of this Agreement and the Closing Date,
          --------
Global shall, in good faith, use all reasonable efforts to obtain as promptly as practicable the Global Required Consents, and shall cooperate with the Owners and the Gen-X Companies in obtaining the Gen-X Required Consents.

     8.3  Advice of Changes.  Between the date of this Agreement and the
          -----------------
Closing Date, Global shall promptly advise the Owners in writing of any fact of which it obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement or the Ancillary Agreements (it being understood that any such advice shall not be deemed to modify the representations, warranties or covenants of Global contained in this Agreement or the Ancillary Agreements or any written statement, document or certificate delivered by Global under or in connection with this Agreement or the Ancillary Agreements).

     8.4  Reasonable Efforts.  Global shall use all reasonable efforts to
          ------------------
consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 9:  CONDITIONS PRECEDENT TO CLOSING BY THE OWNERS
---------   ---------------------------------------------

     Each obligation of the Owners to be performed on the Closing Date shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by DMJ in writing:

     9.1  Representations of Global.
          -------------------------

          (a) Subject to Section 9.1(b) each representation and warranty individually, and all of the representations and warranties taken together, of Global contained in this Agreement, the Ancillary Agreements or in any written statement, document or certificate delivered by Global under or in connection with this Agreement or the Ancillary Agreements shall have been true in all material respects on and as of the date made and shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that any representation or warranty made as of a specified date shall be true in all material respects on and as of such date, in each case without giving effect to any advice given by Global under Section 8.3.

          (b) Each representation and warranty of Global contained in this Agreement, the Ancillary Agreements or in any written statement, document or certificate delivered by Global under or in connection with this Agreement or the Ancillary Agreements that is qualified by materiality shall have been true in all respects on the date of this Agreement and shall be true in all respects on and as of the Closing Date, except that any such representation or warranty made as of a specified date shall be true in all respects on and as of such date, in each case without giving effect to any advice given by Global under
Section 8.3.

     9.2  Performance by Global.   All of the covenants, terms, obligations
          ---------------------
and conditions of this Agreement to be satisfied or performed by Global on or before the Closing Date shall have been substantially satisfied or performed.

     9.3  Absence of Adverse Changes.  There shall not have been any adverse
          --------------------------
change or casualty loss (whether or not covered by insurance) that is Material to Global between the date of this Agreement and the Closing Date.

     9.4  Absence of Proceedings.  No Proceeding shall have been instituted or
          ----------------------
threatened on or before the Closing Date by any Person (other than any Owner and/or any of the Gen-X Companies), no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 10:  CONDITIONS PRECEDENT TO CLOSING BY GLOBAL
----------   -----------------------------------------

     Each obligation of Global to be performed on the Closing Date shall be subject to the satisfaction of each of the following conditions, except to the extent that such satisfaction is waived by Global in writing:

     10.1  Representations of the Owners.
           -----------------------------

          (a) Subject to Section 10.1 (b) each representation and warranty individually, and all of the representations and warranties taken together, of the Owners contained in this Agreement, the Ancillary Agreements or in any written statement, document or certificate delivered by any

Owner under or in connection with this Agreement or the Ancillary Agreements shall have been true in all material respects on and as of the date made and shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except that any representation or warranty made as of a specified date shall be true in all material respects on and as of such date, in each case without giving effect to any advice given by any Owner under Section 7.5.

          (b) Each representation and warranty of the Owners contained in Sections 4.3 and 6.1 of this Agreement, and each representation and warranty of the Owners contained in this Agreement, the Ancillary Agreements or in any written statement, document or certification delivered by any Owner under or in connection with this Agreement or the Ancillary Agreements that is qualified by materiality, shall have been true in all respects on the date of this Agreement and shall be true in all respects on and as of the Closing Date, except that any such representation or warranty made as of a specified date shall be true in all respects on and as of such date, in each case without giving effect to any advice given by any Owner under Section 7.5.

     10.2  Performance by the Owners.  All of the covenants, terms,
           -------------------------
obligations and conditions of this Agreement to be satisfied or performed by the Owners on or before the Closing Date shall have been substantially satisfied or performed.

     10.3  Absence of Adverse Changes.  There shall not have been any adverse
           --------------------------
change or casualty loss that is Material to either Gen-X Holdings or Gen-X Equipment between the date of this Agreement and the Closing Date.

     10.4  Absence of Proceedings.  No Proceeding shall have been instituted
           ----------------------
or threatened on or before the Closing Date by any Person (other than Global), no Judgment shall have been issued, and no new Law shall have been enacted, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 11:  CLOSING
----------   -------

     11.1  Closing.   Unless this Agreement is terminated in accordance with
           -------
Section 14, the closing of the sale of the Gen-X Equipment Stock to Global and the other transactions contemplated by this Agreement ("Closing") shall be held at 10:00 A.M. Philadelphia, Pennsylvania time on May 12, 1998, or such other time and date as is agreed upon by the Owners and Global ("Closing Date"). The Closing shall be held at the offices of Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, or such other location as is agreed upon by the Owners and Global.

     11.2  Obligations of the Owners at Closing.  At the Closing, the Owners
           ------------------------------------
shall deliver or cause to be delivered to Global the following:

          (a) The Gen-X Holdings Stock and Gen-X Equipment Stock.  Certificates
              --------------------------------------------------
representing all of the Gen-X Holdings Stock and Gen-X Equipment Stock, with any required transfer stamps affixed, together with evidence of payment of any transfer taxes relating thereto, and with assignments separate from certificates duly executed by the Owners to transfer all of the Gen-X Holdings Stock and the Gen-X Equipment Stock to Global or to Gen-X Holdings, as the case may be.

          (b) Resignations.   Resignations of such directors and officers of the
              ------------
Gen-X Companies as Global shall designate in writing to the Owners, effective on the Closing Date or such other date as Global shall determine, duly executed by such directors and officers.

          (c) Minute Books.   All of Gen-X Equipment's minute books and stock
              ------------
books containing all of the items described in Section 4.5.

          (d) Consents.   The original copies of all of the Gen-X Required
              --------
Consents obtained by the Owners and/or the Gen-X Companies.

          (e) Closing Certificate.  A certificate dated the Closing Date and
              -------------------
duly executed by the Owners, in which each Owner, jointly and severally, represents and warrants to Global that the conditions set forth in Sections 10.1, 10.2, 10.3 and 10.4 have been satisfied.

          (f) Resolutions.  Copies of the resolutions duly adopted by the board
              -----------
of directors and/or shareholders of Gen-X Holdings and Gen-X Equipment authorizing Gen-X Holdings and Gen-X Equipment, as the case may be, to enter into and perform this Agreement and the Ancillary Agreements (to the extent they are a party thereto or bound thereby), certified by proper officers of Gen-X Holdings and Gen-X Equipment, as the case may be, as in full force and effect on and as of the Closing Date.

          (g) Good Standing.  Good standing certificates, certificates of
              -------------
authority or similar evidence of good standing or authority for each of the Gen-X Companies from their respective jurisdictions of organization and each respective jurisdiction, dated no earlier than 15 days before the Closing Date.

          (h) Opinion of Counsel.  Opinions of Baker & McKenzie, David Stewart
              ------------------
and Clarke & Co., counsel to DMJ, Salter, Finkelstein, Gen-X Holdings and Gen-X Equipment, addressed to Global, dated the Closing Date, in the form attached hereto as Exhibit "E".
          -----------

          (i) Documents of Transfer.   All instruments or documents necessary to
              ---------------------
change the names of the individuals authorized to draw on or have access to the accounts and safe deposit boxes described on Schedule 4.5, and all keys and
                                             ------------
combinations to all safes, lock boxes and other depositories described on

Schedule 4.5.
------------

          (j) Registration Rights Agreement.  The registration rights agreement
              -----------------------------
in the form attached hereto as Exhibit "F", dated the Closing Date (the
                               -----------
"Registration Rights Agreement"), duly executed by the Owners.

          (k) Employment Agreements.  The employment agreements in the forms
              ---------------------
attached hereto as Exhibits "G" and "H", dated the Closing Date, duly executed
                   ------------     ---
by Salter and Finkelstein, respectively (individually, the "Salter Employment Agreement" and the "Finkelstein Employment Agreement", respectively, and collectively, the "Employment Agreements").

          (l) Releases.  Release in the form attached hereto as Exhibit "I",
              --------                                          -----------
signed by each of the Owners.

          (m) Hongkong Bank Certificate.  A certificate from the Hongkong Bank
              -------------------------
(the "Hongkong Bank Certificate") stating that as of the Closing Date, Gen-X Equipment is in compliance with all the covenants contained in the Loan Agreement.

          (n) Non-Competition Agreement.  The non-competition agreement in the
              -------------------------
form attached hereto as Exhibit "J", dated to Closing Date (the "Non-Competition Agreement"), duly executed by Salter and Finkelstein.

          (o) Other Documents.  All other agreements, certificates, instruments
              ---------------
and documents reasonably requested by Global in order to fully consummate the transactions contemplated by this Agreement and the Ancillary Agreements and carry out the purposes and intent of this Agreement and the Ancillary Agreements.

     11.3  Obligations of Global at Closing.  At the Closing, Global shall
           --------------------------------
deliver to the Owners the following:

          (a) Global's Stock and Notes.   Certificates representing the shares
              ------------------------
of Global Common Stock and Global Preferred Stock in the amounts required by
Section 3.1(a) and the Global/Gen-X Holdings Notes and the Global/Gen-X Equipment Notes in the amounts required by Section 3.1(a) and (b).

          (b) Closing Certificate.  A certificate dated the Closing Date and
              -------------------
duly executed by proper officers of Global, in which the Global represents and warrants to the Owners that the conditions set forth in Sections 9.1, 9.2, 9.3 and 9.4 have been satisfied.

          (c) Resolutions.  Copies of the resolutions duly adopted by the board
              -----------
of directors Global authorizing Global to enter into and perform this Agreement and the Ancillary Agreements (to the extent they are a party thereto or bound thereby), certified by proper officers of Global as in full force and effect on and as of the Closing Date.

          (d) Good Standing.  Good standing certificates, certificates of
              -------------
authority or similar evidence of good standing or authority for Global from the State of Delaware dated no earlier than 15 days before the Closing Date.

          (e) Opinion of Counsel.  An opinion of Blank Rome Comisky & McCauley
              ------------------
LLP, counsel to Global, addressed to the Owners, dated the Closing Date, in the form attached hereto as Exhibit "K".
                        -----------

          (f) Registration Rights Agreement.  The Registration Rights Agreement,
              -----------------------------
dated the Closing Date, duly executed by Global.

          (g) Employment Agreements.  The Employment Agreements, dated the
              ---------------------
Closing Date, duly executed by Global.

          (h) Other Documents.  All other agreements, certificates, instruments
              ---------------
and documents reasonably requested by DMJ in order to fully consummate the transactions contemplated by this Agreement and the Ancillary Agreements and carry out the purposes and intent of this Agreement and the Ancillary Agreements.

SECTION 12:  CERTAIN OBLIGATIONS AFTER CLOSING
----------   ---------------------------------

     12.1  Obligations of the Owners.
           -------------------------

          (a) Further Assurances.  At any time and from time to time after the
              ------------------
Closing Date, at Global's request, and without further consideration, the Owners shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Global may reasonably request in order to fully consummate the transactions contemplated by this Agreement and the Ancillary Agreements and carry out the purposes and intent of this Agreement and the Ancillary Agreements.

          (b)  Nondisclosure.
               -------------

          (i) At all times after the Closing Date, except with Global's express prior written consent, no Owner shall, directly or indirectly, in any capacity, communicate, disclose or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary knowledge or information, no matter when or how acquired, concerning any of the Gen-X Companies or their businesses, Assets or financial condition. For purposes of this Section 12.1(b), confidential information shall not include any information that is now known by the general public or becomes known by the general public other than as a result of any improper act or omission of any Owner.

          (ii) Each Owner expressly acknowledges that any breach by any of them of the covenant contained in Section 12.1(b)(i) (the "Covenant") may result in irreparable injury to

Global for which money damages could not adequately compensate. If there is such a breach, Global shall be entitled, in addition to all other rights and remedies it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining such Owner and all other Persons involved therein, from continuing such breach. The existence of any claim or cause of action which such Owner or any such other Person may have against Global shall not constitute a defense or bar to the enforcement of the Covenant.

          (iii) If any portion of the Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any portion of the Covenant is determined to be unenforceable due to its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

          (c) Enforcement.  The Owners expressly acknowledge that any breach by
              -----------
any of them of any of the Covenants will result in irreparable injury to Global for which money damages could not adequately compensate. If there is such a breach, Global shall be entitled, in addition to all other rights and remedies it may have at law or equity, to have an injunction issued by any competent court enjoining and restraining the Owners and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which any of the Owners or any such other Person may have against Global shall not constitute a defense or bar to the enforcement of any of the Covenants. If Global must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

          (d) Scope.  If any portion of any Covenant or its application is
              -----
construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable due to its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, are or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

SECTION 13  INDEMNIFICATION, SETOFF AND PAYMENT OF ADJUSTMENTS
----------  --------------------------------------------------

     13.1  Indemnification Obligations of DMJ, Salter and Finkelstein.  From
           ----------------------------------------------------------
and after the Closing, DMJ, Salter and Finkelstein shall, jointly and severally, indemnify and hold harmless Global and its directors, officers, employees, affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          (a) Any misrepresentation, breach or failure of any representation or warranty made by DMJ, Salter and Finkelstein in this Agreement, the Ancillary Agreements or any written statement, document or certificate delivered to Global by DMJ, Salter, Finkelstein or any of the Gen-X Companies under or in connection with this Agreement or the Ancillary Agreements.

          (b) Any failure or refusal by the Owners to satisfy or perform any covenant, term, obligation or condition of this Agreement required to be satisfied or performed by any of them.

          (c) Any Obligation of any of the Gen-X Companies which arose or was incurred at any time on or before the Closing Date, other than (i) those Obligations which are set forth on Schedule 4.14 or on the Gen-X Financial
                                   -------------
Statements or in the notes thereto and which do not constitute a breach of any of the representations of Section 4, (ii) those Contract Obligations which are not required to be set forth on the Gen-X Financial Statements and which do not constitute a breach of any of the representations of Section 4, (iii) those Obligations which are incurred between March 31, 1998 and the Closing Date and which do not constitute a breach or violation of any of the representations of
Section 4.10 or the provisions of Section 7.2, and (iv) Tax Obligations described in Section 13.1(d).

          (d) Any Obligation resulting from the failure of any of the Gen-X Companies to timely file all Tax Returns required to be filed by them and any Obligation for any Tax imposed directly upon any of the Gen-X Companies with respect to any period ending on or before the Closing Date and which was not set forth on the Gen-X Financial Statements including, without limitation, any Taxes which may arise directly or indirectly as a result of the transactions contemplated herein (including the disposition by Gen-X Holdings of its ownership interest in Gen-X Equipment prior to the Closing Date). Any such deficiency or adjustment shall be subject to indemnification under this Section 13.1(d) notwithstanding that the same may be assessed against or imposed upon Global as a result of the fact that, after the Closing Date, Gen-X Holdings and Gen-X Equipment will be a member of the consolidated group of which Global is the parent company.

     13.2  Indemnification Obligations of Global.  From and after the Closing,
           -------------------------------------
Global shall indemnify and hold harmless the Owners and their respective directors, officers, employees, affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          (a) Any misrepresentation, breach or failure of any representation or warranty made by Global in this Agreement, the Ancillary Agreements or any written statement, document or certificate delivered to the Owners by Global under or in connection with this Agreement or the Ancillary Agreements.

          (b) Any failure or refusal by Global to satisfy or perform any covenant, term, obligation or condition of this Agreement required to be satisfied or performed by Global.

     13.3  Indemnification Obligations of the Minority Shareholders.  From and
           --------------------------------------------------------
after the Closing, each Minority Shareholder shall severally indemnify and hold harmless Global and its directors, officers, employees, affiliates, successors and assigns, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, but not limited to, reasonable attorneys' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          (a) Any misrepresentation, breach or failure of any representation or warranty made by such Minority Shareholder in this Agreement, the Ancillary Agreements or any written statement, document or certificate delivered to Global by the Owners under or in connection with this Agreement or the Ancillary Agreements.

          (b) Any failure or refusal by such Minority Shareholders to satisfy or perform any covenant, term, obligation or condition of this Agreement required to be satisfied or performed by any of them.

     13.4  Indemnification Notice.  With respect to each event, occurrence or
           ----------------------
matter ("Indemnification Matter") and with respect as to which Global on the one hand, or the Owners on the other hand (referred to as the "Indemnitee"), is entitled to indemnification from the other (referred to as the "Indemnitor") under this Section 13, within ten days after the Indemnitee receives any written documents underlying the Indemnification Matter, or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice").

     13.5  Defense of Indemnification Matters.  If an Indemnification Matter
           ----------------------------------
involves a third party action, suit, claim or demand, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control of the litigation, defense or settlement of the Indemnification Matter (referred to as the "Defense"), except that:

          (a) The Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense.

          (b) If the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee's business or its relationship with any customer, supplier, employee, contractor, salesman, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee with respect thereto and shall be entitled to participate in the Defense at its expense and through counsel of its choice.

          (c) The Indemnitor shall not consent to any Judgment or agree to any settlement without the Indemnitee's prior written consent; provided that if the Indemnitee withholds its consent to any monetary Judgment or settlement that is acceptable to the Indemnitor, then (a) the Indemnitor's liability with respect to such Indemnification Matter shall be limited to such monetary amount, and (b) the Indemnitee shall be responsible for any additional costs reasonably incurred by the Indemnitor in connection therewith.

          (d) If the Indemnitor does not promptly assume control over the Defense diligently and in good faith or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee with respect thereto.

          (e) In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including, but not limited to, furnishing all available documentary or other evidence as is reasonably requested by the other.

     13.6  Limits on Indemnification Matters and Owners' Payments.
           ------------------------------------------------------

          (a) Limits on Owners' Payments.  The amounts, if any, collectively
              --------------------------
owed by the Owners to Global (i) as Indemnitor pursuant to Sections 13.1 and 13.3, (ii) for the Purchase Price Adjustments pursuant to Section 3.4 and (iii) for the Owners' Expense pursuant to Section 15.3 (collectively, the "Owners' Payment"), shall be subject to the following:

          (i) Deductible.  No amount shall be payable by the Owners to Global
              ----------
for the Owners' Payment, unless and until the aggregate amount of the Owners' Payment exceeds Five Hundred Thousand Dollars ($500,000), in which event such amount in excess of Five Hundred Thousand Dollars ($500,000) and all future amounts payable by the Owners shall be payable in full.

          (ii) Exceptions.  The limitation in Sections 13.6(a)(i) shall not
               ----------
apply in case of any Indemnification Matter or other adjustment involving (A) intentional breach, fraud, willful misconduct or criminal matters, (B) any failure or refusal to comply with Section 6.3, (C) any breach of the Non-Competition Agreement, (D) any misrepresentation, breach or failure of any representation or warranty in Sections 4.1, 4.3 or 6.1 or (E) any Tax payable by any Owner or any of the Gen-X Companies which arises directly or indirectly as a result of the transactions contemplated herein (including the disposition by Gen-X Holdings of its ownership interest in Gen-X Equipment prior to the Closing
Date) or any Tax required to be withheld by Global in connection with such transaction.

          (iii)  Duration.  With respect to any Indemnification Matter, the
                 --------
Owners shall have no liability unless the Owners give an Indemnification Notice in accordance with Section 13.4 within 60 months after the Closing Date.

          (b) Limits on Global's Indemnification.  The amount, if any, owed by
              ----------------------------------
Global to the Owners as Indemnitor pursuant to Sections 13.2 shall be subject to the following:

          (i) Deductible.  No amount shall be payable by Global to the Owners
              ----------
under this Section 13, unless and until the aggregate amount otherwise payable by Global under this Section 13 exceeds Five Hundred Thousand Dollars ($500,000), in which event such amount in excess of Five Hundred Thousand Dollars ($500,000) and all future amounts payable by Global shall be payable in full.

          (ii) Exceptions.  The limitation in Sections 13.6(b)(i) shall not
               ----------
apply in case of any Indemnification Matter involving intentional breach, fraud, willful misconduct or criminal matters.

          (iii)  Duration.  With respect to any Indemnification Matter, Global
                 --------
shall have no liability unless Global gives an Indemnification Notice in accordance with Section 13.4 within 60 months after the Closing Date.

          (c) If the Owners are obligated to pay Global any amounts under
Section 13.1 and/or 13.3 after taking into account the application of the limitations contained in Section 13.6(a)(i), then any such amount payable by the Owners to Global shall be reduced by any amounts Global would have been required to pay to the Owners under Section 13.2 but for the application of the limitations contained in Section 13.6(b)(i). If Global is obligated to pay the Owners any amounts under Section 13.2 after taking into account the limitations contained in Section 13.6(b)(i), then any such amounts payable by Global to the Owners shall be reduced by any amounts the Owners would have been required to pay to Global under Sections 13.1 and 13.3 but for the application of the limitations contained in Section 13.6(a)(i).

     13.7  Indemnification Payment and Owners' Payment.    All amounts owed by
           -------------------------------------------
the Indemnitor (for purposes of this Section 13.7, with respect to the Owners' Payment the term Indemnitee shall include Global and the term Indemnitor shall include the Owners) to the Indemnitee (if any) shall be paid in full within ten
(10) days after a final settlement or agreement as to the amount owed is reached, or after a final Judgment (without further right of appeal) determining the amount owed is rendered; provided, however, that if, during the period commencing on the Closing Date and ending May 31, 1999, the Owners shall be required to make one or more Owners' Payments, then the following shall apply:
(i) if such Owners' Payments are in an aggregate amount equal to or less than $900,000, such Owners' Payments shall be paid no later than May 31, 1999, and
(ii) if such Owners' Payments are in the aggregate amount greater than $900,000, the amount of such Owners' Payments in excess of $900,000 shall be paid when due and the balance shall be paid no later than May 31, 1999. Any amount paid under this Section 13 is intended by all parties and shall be considered to be and treated as an adjustment to the Purchase Price. Any payment by the Owners to Global in respect of an Indemnification Matter described in Section 13.6(a)(ii)(E) shall be accompanied by interest from the Closing Date, calculated at an annual rate equal to the Prime Rate.

     13.8  Setoff and Holdback.  In addition to all other rights and remedies
           -------------------
that the Indemnitee (for purposes of this Section 13.8, with respect to the Owners' Payment the term Indemnitee shall include Global and the term Indemnitor shall include the Owners) may have, the Indemnitee shall have the right to setoff, against any monies due to the Indemnitor (whether under this Agreement or otherwise), any sums for which the Indemnitee is entitled to indemnification under this Section 13 or any other sums which the Indemnitor may owe to the Indemnitee (whether under this Agreement or otherwise). The Indemnitee's rights to indemnification under this Section 13 shall under no circumstances be in any manner limited by this right of setoff. If any Indemnification Matters are pending at the time the Indemnitee is required to make any payment to the Indemnitor (whether under this Agreement or otherwise), then the Indemnitee shall have the right, upon notice to the Indemnitor, to withhold from such payment, until final determination (within the meaning of Section 13.6) of such Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, determined by the Indemnitee reasonably and in good faith.

SECTION 14:  TERMINATION
----------   -----------

     14.1  Termination.  This Agreement, and the transactions contemplated
           -----------
hereby, may be terminated at any time before Closing in accordance with any of the following methods:

          (a) By the mutual written consent of Global and the Owners.

          (b) By written notice from Global to the Owners, or from the Owners to Global, if the Closing does not occur on or before May 31, 1998 for any reason other than a breach of this Agreement by the party giving such notice.

          (c) By written notice from Global to the Owners, if it becomes certain, for all practical purposes, that any of the conditions to the Closing Obligations of Global cannot be satisfied for a reason other than Global's breach of this Agreement, and Global is not willing to waive the satisfaction of such condition.

          (d) By written notice from the Owners to Global if it becomes certain, for all practical purposes, that any of the conditions to the Closing Obligations of the Owners cannot be satisfied for a reason other than any Owners' breach of this Agreement, and the Owners are not willing to waive the satisfaction of such condition.

          (e) By written notice from Global to the Owners if any Owner breaches any of its representations, warranties, covenants or agreements contained in this Agreement.

          (f) By written notice from the Owners to Global if Global breaches any of its representations, warranties, covenants or agreements contained in this Agreement.

     14.2  Effect of Termination.  Upon termination of this Agreement pursuant
           ---------------------
to Section 14.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except for the obligations of the parties under Sections 15.1, 15.2,
15.3 and 15.17, and except that no such termination shall relieve any party from any breach of this Agreement prior to such termination.

SECTION 15:  OTHER PROVISIONS
----------   ----------------

     15.1  Confidentiality.  During the period from the date of this Agreement
           ---------------
to the Closing Date, (a) each of the parties shall maintain the confidentiality of all confidential information which is disclosed to them in connection with this Agreement, and (b) none of the parties will discuss the existence or nature of this Agreement or the transaction contemplated hereby with any of the other parties' customers, prospects, suppliers, employees, contractors, salesmen, agents or representatives. If this Agreement is terminated in accordance with
Section 14, then each party shall promptly return all confidential information and materials of the other parties, and the provisions of the foregoing sentence shall survive such termination indefinitely.

     15.2  Publicity.  All voluntary public announcements concerning the
           ---------
transactions contemplated by this Agreement shall be mutually acceptable to both Global and the Owners. Unless required by Law, neither any Owner or any of the Gen-X Companies, on the one hand, nor Global, on the other hand, shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of Global or the Owners, respectively. With respect to any announcement that any of the parties is required by Law to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

     15.3  Expenses.  All of the costs and expenses incurred by the Owners
           --------
(the "Owners' Expenses") in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in performing their obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement, and all legal fees and other fees of Gen-X Holdings and Gen-X Equipment shall be accrued and paid by Gen-X Holdings and/or Gen-X Equipment and shall be reflected on the Closing Date Balance Sheets. To the extent the Owners' Expenses exceed the sum of $75,000, the Owners shall pay to Global such excess amount in accordance with
Section 13.

     15.4  Notices.  All notices, consents or other communications required or
           -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page or the signature pages of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to Gary Glassman at 273 Lytton Blvd., Toronto, Ontario M5N-1R7, Canada shall suffice as notice to all of the Minority Shareholders. A copy of each notice to the Owners, Gen-X Holdings or Gen-X Equipment shall be simultaneously sent to Baker & McKenzie, BCE Place, 181 Bay Street, Suite 2100, P.O. Box 874, Toronto, Ontario, M5J 2T3, Attn: Daniel F. Hirsh, Esquire. A copy of each notice to Global shall be simultaneously sent to:
Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, Attn: Arthur H. Miller, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14.4, except that any such change of address notice shall not be effective unless and until received.

     15.5  Amendment.  This Agreement may be amended, modified or supplemented
           ---------
by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by Global, and the Owners.

     15.6  Waivers.  No waiver with respect to this Agreement shall be
           -------
enforceable against Global unless in writing and signed by Global. No waiver with respect to this Agreement shall be enforceable against the Owners unless in writing and signed by the Owners. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

     15.7  Reliance.  Notwithstanding the right of Global, on the one hand,
           --------
and the Owners, on the other hand, to investigate the businesses, Assets and financial condition of the Gen-X Companies and Global, respectively, and notwithstanding any knowledge or facts determined or determinable by Global or the Owners, as the case may be, as a result of any such investigation or right of investigation, Global, on the one hand, and the Owners, on the other hand, have the unqualified right to rely, and have relied, upon the representations and warranties of the other.

     15.8  Survival of Representations.  All representations, warranties and
           ---------------------------
covenants made in or pursuant to this Agreement shall survive the date hereof, the Closing Date and the consummation of the transactions contemplated hereby and thereby.

     15.9  Interpretation of Representations.  Each warranty and
           ---------------------------------
representation made by Global, on the one hand, and by the Owners, on the other hand, in this Agreement, the Ancillary Agreements or any written statement, document or certificate delivered by Global, on the one hand, or by the Owners, Gen-X Holdings or Gen-X Equipment, on the other hand, to the other under or in connection with this Agreement or the Ancillary Agreements is independent of all other warranties and representations made by the same parties (whether or not covering related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

     15.10  Entire Understanding.  This Agreement and the Ancillary
            --------------------
Agreements, together with the Exhibits and Schedules hereto and thereto, state the entire understanding among the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof and thereof.

     15.11  Parties in Interest.  This Agreement shall bind, benefit, and be
            -------------------
enforceable by and against each party hereto and its successors and assigns. No Owner shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Global, and Global shall not in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the Owners.

     15.12  Time of the Essence.  Time shall be of the essence in this
            -------------------
Agreement.

     15.13  Severability.  If any provision of this Agreement is construed to
            ------------
be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     15.14  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof; provided, however, that if acceptable to Global and the Owners, the Closing may be effected by facsimile transmission of executed copies of the signature pages to this Agreement delivered at the Closing and by sending original copies of signature pages to this Agreement delivered at the Closing by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the first page or signature pages of this Agreement by the third business day following the Closing Date.

     15.15  Section Headings.  The section and subsection headings in this
            ----------------
Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     15.16  References.  All words used in this Agreement shall be construed
            ----------
to be of such number and gender as the context requires or permits. Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection hereof.

     15.17  Controlling Law.  This Agreement is made under, and shall be
            ---------------
construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

     15.18  Jurisdiction and Process.  Each of the parties (a) irrevocably
            ------------------------
consents to the exclusive jurisdiction of the Courts of Common Pleas of Montgomery County, Pennsylvania, or the United

States District Court for the Eastern District of Pennsylvania, in any and all actions between or among any of the parties, whether arising hereunder or otherwise, (b) irrevocably waives its right to trial by jury in any such action, and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 15.4. In any and all actions between or among any of the parties, whether arising hereunder or otherwise, the prevailing party or parties shall be entitled to recover their reasonable attorneys' fees and legal expenses from the other party or parties.

     15.19  No Third Party Beneficiaries.  No provision of this Agreement is
            ----------------------------
intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of any of the parties hereto.

     15.20  Appointment of Agent.
            --------------------

          (a) Agent for Minority Shareholders.  Each of the Minority
              -------------------------------
Shareholders hereby irrevocably designates and appoints Gary Glassman to act as agent for the Minority Shareholders and expressly grants to Gary Glassman the full power and authority, with full power of substitution, to represent such Minority Shareholders and to take any and all actions with respect to this Agreement and the Ancillary Agreements on behalf of such Minority Shareholders including, but not limited to: (a) the Backlog Statement, the Inventory Statement and Closing Date Audits; and (b) approving the Closing Date Balance Sheets and the amount of the Purchase Price Adjustment, the Closing Date Adjustment, the Tangible Net Worth Adjustment, the Initial Backlog Adjustment, the Six Month Adjustment, the Accounts Receivable Adjustment, the Inventory Adjustment, the Accounts Payable Adjustment and the Supplemental Backlog Adjustment; (c) selecting counsel for and administering the Defense of any Indemnification Matter, and otherwise handling and negotiating Indemnification Matters; (d) receiving all notices, consents and similar communications from Global to the Minority Shareholders under this Agreement or the Ancillary Agreements; (e) executing and delivering any certificates required from the Minority Shareholders under this Agreement; (f) agreeing to any waiver, consent or amendment under or to this Agreement; (g) acting as agent and nominee for such Minority Shareholders to receive and hold on their behalf the certificate evidencing the Global Common Stock and the Global Preferred Stock issued to them pursuant to this Agreement and to transfer or submit for redemption such Preferred Stock and receive payment therefor and otherwise act on behalf of such Minority Shareholders with respect to such Preferred Stock; (h) acting as agent for such Minority Shareholders to receive and hold on their behalf the Global/Gen-X Holdings Notes, the Global/Gen-X Equipment Notes and the Gen-X Holdings Notes issued to them pursuant to this Agreement and transfer or submit for cancellation such Notes and receive payment therefor and otherwise act on behalf of such Minority Shareholders with respect to such Notes; and (i) executing and delivering a subordination agreement between Foothill Capital Corporation and, among others, the Minority Shareholders, pursuant to which the Minority Shareholders will subordinate indebtedness owned by Global and the Gen-X Holdings to them under the Global/Gen-X Holdings Note, the Global/Gen-X Equipment Note and the Gen-X

Holdings Note to the indebtedness owed by Global to Foothill Capital Corporation. All of the Minority Shareholders shall be bound by any and all actions taken or not taken on their behalf by the Minority Shareholders' Agent.

          (b) Agent for Salter and Finkelstein.   Each of Salter and Finkelstein
              --------------------------------
hereby irrevocably designates and appoints DMJ to act as their agent and expressly grants to DMJ the full power and authority to receive and hold on their behalf the Global/Gen-X Holdings Notes issued to them pursuant to this Agreement and transfer or submit for cancellation such Notes and receive payment therefore and otherwise act on their behalf with respect to such Notes and acting as their agent and nominee to receive and hold on their behalf the certificate evidencing the Global Common Stock and the Global Preferred Stock issued to them pursuant to this Agreement and to transfer or submit for redemption such Preferred Stock and receive payment therefore and otherwise act on their behalf with respect to such Preferred Stock.

     IN WITNESS WHEREOF, the parties have executed, or have caused this Agreement to be executed on their behalf by their duly authorized officers, as of the date first stated above.

GLOBAL SPORTS, INC.                     DMJ FINANCIAL, INC.


By:   /s/ Michael G. Rubin              By:   /s/ James J. Salter
      --------------------                  ---------------------
      Name: Michael G. Rubin                Name: James J. Salter
      Title: Chairman and CEO               Title: CEO


GEN-X EQUIPMENT INC.                    GEN-X HOLDINGS INC.


By:   /s/ James J. Salter               By:   /s/ James J. Salter
      -------------------                   ---------------------
      Name: James J. Salter               Name: James J. Salter
      Title: CEO                          Title: CEO



     /s/ Kenneth J. Finkelstein           /s/ James J. Salter
     --------------------------           --------------------
     KENNETH J. FINKELSTEIN               JAMES J. SALTER

                    MINORITY SHAREHOLDER SIGNATURE PAGE TO
                           STOCK PURCHASE AGREEMENT


   By its execution and delivery of this signature page, the undersigned Minority Shareholder (i) confirms its execution as of the date of the first written thereon of the Stock Purchase Agreement among Global Sports, Inc, a Delaware corporation, DMJ Financial, Inc., A Barbados limited company, James J. Salter, Kenneth J. Finkelstein, and the Minority Shareholders (as defined therein), dated May 12, 1998 (the "Purchase Agreement"), (ii) joins in and agrees to be bound by the terms and conditions of the Stock Purchase Agreement, and (iii) authorizes this signature page to be attached to the Stock Purchase Agreement or counterparts thereof.



                              ________________________________
                              Name of Minority Shareholder


                              ________________________________
                              Signature of Minority Shareholder

                              Address:_________________________

                                      _________________________

                                      _________________________

                              Telephone:_______________________

                              Fax: ____________________________